UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2013

OICco Acquisition I, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-162084	27-0625383
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street, 10th Floor New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-877-966-0311

4412 8th Street, SW Vero Beach, FL 32968
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references in this Form 8-K to “we,” “us,” “our,” or “the Company” refer to Champion Pain Care Corp. This report contains summaries of the material terms of the agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to those agreements, all of which are incorporated herein by reference.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the discussion under the captions “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this Form 8-K may include certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, statements with respect to anticipated future operations and financial performance, growth and acquisition opportunities and other similar forecasts and statements of expectation.  We intend such statements to be covered by the safe harbor provisions for forward-looking statements created thereby.  These statements involve known and unknown risks and uncertainties, such as our plans, objectives, expectations and intentions, and other factors that may cause us, or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.  Many of these factors are listed in Item 1A “Risk Factors” and elsewhere in this Form 8-K.

In some cases, you can identify forward-looking statements by statements that include the words “estimate,” “project,” “anticipate,” “expect,” “intend,” “may,” “should,” “believe,” “seek”, “prospective” or other similar expressions.

Specifically, this report contains forward-looking statements, including statements regarding the following topics:

•	the ability of our acquired clinics to renew their agreements, registrations or other arrangements with the agencies that provide funding for the treatment and management of chronic pain;
•	our ability to increase the number of clinics acquired and our ability to realize the benefits of any such acquisitions, including the anticipated benefits of economies of scale; and
•	our ability to adequately predict and control medical expenses and to make reasonable estimates and maintain adequate accruals for estimated medical expenses payable.

The forward-looking statements reflect our current view about future events and are subject to risks, uncertainties and assumptions.  We wish to caution readers that certain important factors specific to our business may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement.  The following important factors could prevent us from achieving our goals and cause the assumptions underlying our forward-looking statements to be incorrect:

•	our ability to integrate the operations of any clinics that we may acquire in the future;
•	our ability to realize any anticipated revenues, economies of scale, cost synergies or productivity gains in connection with any acquired clinics;
•	the potential for unanticipated issues, expenses and liabilities associated with acquired clinics;
•	the risk that any acquired clinic fails to meet its expected financial and operating targets;
•	the potential for diversion of management time and resources in seeking to integrate the operations of acquired clinics;
•	our potential failure to retain key employees;
•
the impact of significantly increased levels of indebtedness entered into for the acquisition of clinics on our funding costs, operating flexibility and ability to fund ongoing operations with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets;

•	the potential for dilution to our shareholders as a result of the acquisition of clinics with our shares;
•	our ability to operate pursuant to the terms of our debt obligations and to meet all financial covenants;

•	the loss of, or a material negative amendment, to any of our significant contracts that we may enter into;
•	failure to receive accurate and timely revenue, claim, membership and other information from the funding agencies;
•	future legislation and changes in governmental regulations;
•	increased operating costs;
•	reductions in government funding of the Medicare program and changes in the political environment that may affect public policy and have an adverse impact on the demand for our services;
•	general economic and business conditions;
•	increased competition;
•	changes in estimates and judgments associated with our critical accounting policies;
•	federal and state investigations;
•	our ability to successfully recruit and retain key management personnel and qualified medical professionals; and
•	impairment charges that could be required in future periods.

The forward-looking statements made in this report relate only to events or information as of the date on which the statements are made in this report. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this report and the documents we refer to in this report and have filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect.

1.01 Entry into a Material Definitive Agreement

On May 29th 2013, we entered into a Share Exchange Agreement and Plan of Reorganization (the Exchange Agreement”) with Champion Pain Care Corp. (“CPCC”), a private company incorporated in Nevada on January 31, 2013 with offices at 48 Wall Street, 10th Floor, New York, NY 10005. On October 18, 2013 and pursuant to the terms of the Exchange Agreement, 31,500,000 shares of our common stock, par value $0.001 per share (the “Common Stock”) were issued to Champion Care Corp., a Canadian corporation (“Champion Toronto”), in exchange for shares of common stock of CPCC owned by Champion Toronto, representing 100% of the issued and outstanding shares of CPCC. Upon completion of the foregoing transactions, CPCC became our wholly-owned subsidiary. We intend to change the name of our subsidiary company to Champion Pain Care Corp.

For accounting purposes, the Exchange Agreement described above was treated as a reverse acquisition and recapitalization of CPCC, because, prior to the transactions, we were a non-operating public shell and, subsequent to the transaction, the shareholder of CPCC owned a majority of our outstanding Common Stock and now exercises significant influence over our operating and financial policies.

Item 2.01 Completion of Acquisition or Disposition of Assets

We refer to Item 1.01 above, “Entry into a Material Definitive Agreement” and incorporate the contents of that section herein, as if fully set forth under this Section 2.01.

OUR BUSINESS

Our Company

We are a pain management company that will specialize in the delivery of a proprietary pain management protocol, the Champion Pain Care Protocol (the “Protocol”), which we license from our principal shareholder, Champion Care Corp. (“Champion Toronto”), through the acquisition of pain management practices throughout the United States.

Our Industry

It is estimated that 1.5 billion people are affected by chronic pain globally (Anon., 2011a; Anon. 2012) including from 100 Million (Anon., 2011b) to 116 Million Americans (Bisbee et al. 2011) making it the number one reason patients seek medical care (Anon. 2011). Bisbee et al. (2011) provides a review of literature that quantifies the magnitude of the costs that are attributed to chronic pain in the US and describes the following examples.

•
The annual cost of chronic pain in the United States, including direct medical costs, lost income, and lost productivity, is estimated to be $635 billion. In comparison, the estimated annual costs in 2010 dollars of heart disease, cancer and diabetes was $309, $243 and $188 billion, respectively.

•	Total estimated medical costs associated with back and neck pain, two of the commonest types of chronic pain, increased by 65% between 1997 and 2005, to about $86 billion a year.
•	The estimated annual direct medical cost of low back pain alone is $30 billion. The impact of back pain is $100-200 billion in decreased wages and lost productivity.
•	Patients with chronic pain have more hospital admissions, longer hospital stays, and unnecessary trips to the emergency department.

Other studies, including private sector market and corporate reports, have quantified the direct costs of chronic pain as described below.

•
The U.S. market for pain-management therapeutics is estimated to grow to $60 billion by 2015 (Anon., 2011a). This market consists of prescription and OTC medications, patient-controlled dosing, implants, and electrical stimulation.

•
In 2011, the market for pain medications totaled $20 billion in the U.S. (Anon., 2011 – Relmada) In 2010, opioid analgesics accounted for approximately $8.3 billion of those sales which included $3.1 billion for the market leader, Oxycontin® (Anon., 2011 – IMS).

Even though there is information available on the overall market size for pain treatment and management and for pain medications in the US there is little information available on our targeted market, private clinics that specialize in pain management. To gain a better understanding regarding private pain management practices we did our own market research.

Our research

In August 2012, we identified 285 cities in the U.S. with populations greater than 100,000 and found that 2,022 doctors specializing in “pain medicine” were practicing in 1,339 private clinics and were registered for that specialty with the SummaCare Medicare Advantage plans. We did a random check to see if another insurance company had these same clinics registered and, in most cases, as expected, most clinics were registered with more than one company. In other cases, clinics registered with one insurance provider did not appear to be registered with the other company that was used for the cross check. Based on this investigation, we assumed that there could be 1,500 clinics with 2,500 doctors specializing in pain medicine in the US.

We selected a larger numbers of clinics and doctors to account for those we would have missed by not conducting a similar survey of every other insurance provider. Also, we did not include smaller population centers or large medical institutions such as private and public hospitals or research institutions, e.g., hospitals run by the managed health care companies, e.g., Humana, Summacare and public institutions such as Johns Hopkins Hospital. These factors likely explain why an independent study estimated that there are 6,801 doctors specializing in pain management in the US (Anon., 2013 – SKA).

As part of our due diligence on acquisition targets, we have examined the financial statements of 10 clinics that specialize in pain management. Eight of these clinics have one doctor as a sole practitioner while the larger two clinics have 3 and 5 doctors, respectively, for a total of 16 doctors. These 10 clinics, with an average of 1.60 doctors per clinic, are representative of the clinics we identified in our research which showed that all 1,339 clinics had an average of 1.52 doctors per clinic. The total revenues for the 10 clinics we are examined were approximately $26 Million for 2012 or $1.6 Million per doctor with a range from $500,000 to $3,200,000. The 95% Confidence Interval for revenues per doctor is approximately $800,000 to $2,000,000. Assuming that there are 2,500 doctors practicing in private clinics specializing in pain management in the US, we estimated that the total annual market for private pain management clinics is at least $2 Billion based on the current structure of the market, procedures provided by the clinics and management by doctors.

Our research also revealed that the market for private pain management clinics is very fragmented. Of the 1,339 clinics indentified in our investigation, 91.2% have one or two doctors, 7.5% have 3 to 4 doctors and 1.3% have more than 4 doctors. This observation is corroborated by a study of the number of doctors in all practices in the US which surveyed 264,742 medical offices and observed that 70.9% of these offices had 1 or 2 doctors, 18.7% had 3 to 5 doctors and 10.4% had 6 doctors or more (Anon., 2013 – SKA doctors).

Our strategy

Our strategy is to bring clinics that are operating in this fragmented market under the ownership of our company and provide professional management and additional sources of revenue through accreditation and additional services as described below. By doing so, we believe that we can continually improve on our services, develop competitive advantages and build a national brand for the treatment and management of chronic pain.  We have entered into memoranda of understanding (“MOU’s”) for the acquisition of clinics located in Arizona, California and Florida, and are currently negotiating with three other clinics in Delaware, Nevada and Ohio. We do not expect to generate any revenues until we complete our acquisition of a clinic which we anticipate occurring in the first quarter of 2014.

Establish standard operating procedures (“SOP’s”) and best practices

After acquiring clinics specializing in pain management, we intend to continue their businesses as before but also implement SOP’s that will bring efficiencies and economies of scale to the clinics that individual doctors or partnerships of doctors are not able to achieve on their own. These SOP’s, we believe, will bring consistency, efficiency and economy to such activities as human resources, compliance, regulatory affairs, marketing, management, accounting, purchasing, billing and legal services. As clinics are acquired, we expect to find that certain clinics will have superior practices that can be implemented in other clinics we own.

Implement the Protocol

In addition to continuing existing business practices of the clinics, implementing SOP’s and best practices, we also intend to augment the services provided by our clinics by implementing the Protocol. In a pilot study conducted in a clinic in Ohio, revenues of $200 per patient per 30 minute visit are generated by the Protocol under two specific CPT codes. The results of this and another pilot study are reported elsewhere in this document. With accreditation, the revenues increase with the additional treatments that are approved for reimbursement.

Accreditation

CARF International (“CARF”, www.carf.org) is an organization that provides international accreditation for Medical Rehabilitation, including pain management therapies. CARF accreditation ensures that standardized service will be provided in all clinics that adopt the Protocol. As discussed above, CARF accreditation increases the number of CPT billing codes that are eligible for reimbursement. Securing CARF accreditation is expected to provide an increase in revenues for each patient treated with the Protocol.

Addition of other services and facilities

In addition to supplementing the treatments originally provided by our acquired clinics with the Protocol, we intend to add others with the assistance of health care professionals such as nurse practitioners, pharmacists, physiotherapists, dieticians counsellors, and rehabilitation specialists. Additional revenues can be realized by establishing facilities such as pharmacies and rehabilitation centers,

Factors affecting our market

New restrictions on opioids

The FDA has stated that extended-release and long-acting (“(ER/LA)”) opioids, such as oxycodon, are extensively prescribed incorrectly, misused, and abused, leading to overdoses, addiction, and even deaths across the United States. (Anon. 2011 – FDA Apr 19). This view is corroborated by reports from the Centers for Disease Control and Prevention (Anon., 20112; Anon., 2013 – CDC) that opioid pain relievers such as oxycodone, hydrocodone, and methadone, were involved in 14,800 overdose deaths in 2008, 15,597 in 2009 and 16,651 in 2010. These deaths in 2008 were more than overdose deaths from cocaine and heroin combined and, for every death, there are 10 treatment admissions for abuse, 32 emergency department visits for misuse or abuse, 130 people who abuse or are dependent and 825 non-medical users (Anon., 2011 – CDC).

Because of concern over overdose deaths caused by opioids, the White House, on April 19, 2011, announced a plan aimed at reducing the “epidemic” of prescription drug abuse and the diversion of prescription drugs for recreational use in the U.S. by expanding state-based prescription drug monitoring programs and reducing the number of “pill mills” and doctor-shopping through law enforcement (Anon., 2011 – FDA).

On September 10, 2013 the U.S. Food and Drug Administration (“FDA”) labeling changes and new study requirements for all ER/LA opioid analgesics intended to treat pain. (Anon., 2013 – FDA). The new requirements are that ER/LA opioids are only to be used for the management of pain severe enough to require daily, around-the-clock, long-term opioid treatment for which alternative treatment options are inadequate. The FDA further stated that, because of the risks of addiction, abuse, and misuse, even at recommended doses, and because of the greater risks of overdose and death, these drugs should be reserved for use in patients for whom alternative treatment options (e.g., non-opioid analgesics or immediate-release opioids) are ineffective, not tolerated, or would be otherwise inadequate to provide sufficient management of pain.

We believe that these new controls over the use of opioids pain medications may be a positive externality for our business because making the availability of pain medications more difficult could cause patients to seek alternative pain management treatments.

Chronic pain not a priority.

Despite the prevalence and incidence of chronic pain, affected patients appear to be poorly served. Bisbee et al. (2011) undertook an extensive survey of health care executives in 87 large health care systems relating to the management of chronic pain in the US and made the following observations from the respondents to the survey:

•	77% rated the strength of their chronic low back pain programs as somewhat, minimally or not effective.
o	18% of respondents ranked chronic pain in the top one-third of their health system priorities;
o	83% indicated that chronic pain management protocols have some, minimal or no integration with the health system’s electronic medical records: and
o	30% believed that they have effective practice protocols in place to promote non-opiate analgesics.
•
Chronic pain management is fragmented across clinical services, modes of care, e.g., inpatient, outpatient, emergency department, medical homes. This observation corroborates our findings about fragmentation of the market.

•	There is a substantial gap in the training and education of professionals including physicians, nurses and other employees.
•	Reimbursement is judged to be inadequate because
o	there are few ICD codes that reflect chronic pain;
o	private insurance companies frequently consider pain disorder codes as red flags indicating psychological disorders, which many insurance companies will deny; and
o	the current reimbursement system rewards the conduct of procedures and excessive use of narcotics.

These observations coincide with our observations about the pain management market and support our contention that a standardized, national service that specializes only in the treatment and management of chronic pain could enjoy a competitive advantage in the market.

Our History

We are a U.S. holding company with no material assets other than the ownership interest in our wholly-owned subsidiary through which we offer the Protocol.  We were originally incorporated as OICco Acquisition I, Inc. on July 24, 2009, under the laws of the State of Delaware, as a special purpose acquisition company. At that time, we issued 4,000,000 shares of our common stock to Joshua Sisk, President and a Director of our company in exchange for services valued at $5,508.

On November 15, 2012, we closed on the  acquisition  of Imperial Automotive Group (“IAG”), a limousine and specialty vehicle manufacturing company incorporated under laws of the state of Florida in exchange for 40,000,000 shares of our common stock.

IAG is a limousine and specialty vehicle manufacturing company. IAG’s design team also has experience in the creation and restoration of custom and classic automobiles.  In December 2012, IAG began to execute a new business plan wherein IAG was to begin operations as a marketer and distributor of automobiles, small buses, specialty vehicles, limousines and custom vehicles. IAG planned to utilize the expertise of various suppliers for superior engineering design, warranty support to its customers, rebates for chassis purchases and a source of marketing funds.

  In July 2013, our Board of Directors and management decided to abandon IAG’s business and negotiated the return of the 40,000,000 common shares which were subsequently cancelled. IAG remains our subsidiary, though it has no material assets.  On May 29th 2013, we entered into the Exchange Agreement with CPCC. Under the terms of the Exchange Agreement, 31,500,000 shares of our Common Stock were issued to Champion Toronto, in exchange for all of the issued and outstanding  shares of common stock of CPCC. Upon completion of the foregoing transactions, CPCC became our wholly-owned subsidiary and we had 45,000,000 shares of our Common Stock issued and outstanding.

Our Services

The Protocol is a new, proprietary medical approach for the treatment and management of chronic pain consists of the following personalized treatment plans.

•	Physical examination by the attending doctor, blood testing and urine drug screening to:
o	provide accurate diagnoses of the type and source of pain;
o	baseline drug profiles;
o	monitor treatment progress; and
o	maintain post-treatment support.
•	Education for patients about the specific nature of their chronic pain.
•	On-going interaction to ensure and support patient adherence to beneficial behavioral changes such as keeping regular hours to enhance sleep patterns.
•	Relaxation training to reduce the effects or stress and anxiety which can aggravate pain.
•	Specific amino acids and other dietary supplements to restore and maintain normal brain chemistry.
•	Reduction of cellular inflammation through:
o	patient pain diary and tracking of food intake and activities;
o	identification of pain triggers and food sensitivities in the diet; and
o	proper nutrition to eliminate problem foods and provide better nutrition.
•	Reduction of joint inflammation through:
o	dietary changes;
o	topical medications; and
o	light exercise regimens.
•	Day and night time regimens to promote restorative sleep.
•	Use electrotherapy stimulation (“CES”) to promote production and release of endorphins (Han et al., 1991; Han, 2004).
•	Topical medications for pain relief.
•	On-going counseling, telephone and on-line support and regular checkups to:
o	review progress and maintain flexible, individualized programs;
o	allow changes in the treatment protocols to achieve optimal results; and
o	promote continuing patient compliance and contact.

Our results

Two studies have been conducted using the Protocol.

Study #1

A study was conducted at a pain management clinic in Ohio. Thirty-nine patients were treated with the 2 components of the Protocol that, without CARF accreditation, are funded under 2 separate CPT codes by the Bureau of Workers’ Compensation of Ohio.

The patients received 2 in-clinic treatments of 30 to 45 minutes each for 6 to 12 weeks. The procedures were overseen by a doctor but mostly implemented by other staff or self-administered by unattended patients.
Each patient provided a subjective assessment of the following symptoms before and after the treatment:
•	Mood from 1 for bad to 10 for good
•	Energy from 1 for low to 10 for high
•	Pain from 1 for low to 10 for high

The results are presented in the table below.

Symptom	Mood	Energy	Pain
Pre-treatment average	4.94	3.45	6.47
Standard deviation	2.32	1.90	1.71

Post treatment average	6.54	5.04	4.73
Standard deviation	2.25	2.08	1.81

Confidence level in efficacy	>95%	>95%	>99%
Statistic	2SEM	2SEM	2.58SEM

These results indicate that patients felt that their mood and energy improved and their pain reduced as a result of being treated with an abbreviated version of the Protocol.

Study #2

A study was conducted at the Natural Pain Relief Centre in Toronto, Canada. Eighteen patients were selected at random and treated over a period of 8 weeks. At the beginning of the treatment program, each patient provided a subjective measurement of the following symptoms:
•	Number of times waking up from sleep
•	Hours of sleep each night
•	Maximum pain level during the day from 0 for no pain to 10 for maximum pain
•	Average pain level during the day from 0 for no pain to 10 for maximum pain
•	Energy level for the day from 1 for low to 10 for high
•	Hours per day without pain
The patients also kept a diary of food and drink consumed over the test period.

After 8 weeks of treatment with the Protocol, patients assessed the above symptoms. The table below sets forth the results.

Symptom	Waking up	Hours of sleep	Maximum pain level	Average pain level	Energy level	Hours no pain

Pre-treatment average	3.75	5.61	7.56	6.53	4.78	2.06
Standard deviation	1.48	1.61	2.12	2.07	1.44	2.91

Post treatment average	1.77	6.52	4.63	2.54	6.26	7.95
Standard deviation	0.89	1.01	2.05	1.33	1.34	4.77

Confidence level in efficacy	>99.9%	<95%*	>99.9%	>99.9%	>95%	>99.9%
Statistic	3.39SEM	2SEM	3.39SEM	3.39SEM	2SEM	3.39SEM
*Not significant

These results indicate that with the full treatment proscribed for the Protocol patients they were waking up from sleep less, their maximum and average pain levels were reduced and their energy levels and hours without pain increased. There was not a significant effect on the hours of sleep at the 95% confidence level.

Other observations

One of the most notable observations that has come from our above studies and from other patients that have been treated with the Protocol is that many patients are able to reduce their intake of medications to control their pain. We have received testimonials from patients and interviewed others after treatments. These statements and videos can be seen on our website (http://www.championpaincare.com/in-pain-we-can-help/patient-experiences/). Although the level of drug use by patients before, during and after treatment with the Protocol has not been measured in any study, we do intend to conduct formal clinical trials so that we may quantify the effect of treatments with the Protocol on drug use, if any.

We also hypothesize that treatment with the Protocol restores normal brain chemistry by boosting the concentration of endorphins in the CSF. We have no direct evidence for this and it is another aspect of treating pain with the Protocol that we want to study in formal clinical trials.

We do have indirect support for the hypothesis which provides us with encouragement to undertake such a study. Lipman et al. (1990) observed that chronic pain led to a 50% reduction in the concentration of endorphins in the CSF compared to the control group that was not suffering from chronic pain. These authors further observed that 14 of the 20 patients, as assessed by a verbal rating scale as used in our studies, reported complete or greater than 50% relief from pain when injected with a saline placebo. In these patients that responded to a placebo, a concomitant 2.3 fold increase in the endorphin levels in their CSF was observed (P<0.05, paired t-test). In the 6 patients who did not respond to the placebo, no difference in the CSF endorphin levels when compared before and after the treatment (P>0.4, paired t-test).

As noted by Almay et al. (1978) patients with somatogenic or organic pain have lower CSF endorphin levels than patients with psychogenic pain that stems from emotional or mental stress. In the study by Lipman et al. (1990), the nature of the pain was not disclosed. Gracheva et al., (2000) observed that there is also a specific relationship between the brain chemicals N-acetyl aspartate, creatine, choline, glutamate, glutamine, g-aminobutyric acid, inositol, glucose and lactate and perceptual measures of pain and anxiety.

Clearly the relationship between brain chemistry and the absence or presence of chronic pain, the type of chronic pain and chronic pain treatments is very complex.  We therefore consider it very important to study the effect on brain chemistry, if any, in patients with chronic pain who are treated with the Protocol.

Our clincs

We are pursuing the acquisition of clinics that specialize in pain management that are seeking improved care for their patients and wish to augment their standard pain management treatments. Our initial strategy is to acquire such clinics but we will also consider licensing the Protocol, as permitted by our agreement with Champion Toronto, or entering into joint venture agreements with these clinics. Once we have successfully established the Protocol at a clinic, we believe the clinic physicians will be able to treat their patients by assessing their specific needs and directing other personnel, such as counselors, massage therapists, nurse practitioners and dieticians, to provide the individualized, comprehensive care that is the hallmark of the Protocol. We may also seek to establish pharmacies at some of our acquired clinics, subject to applicable rules and regulations, so patients may purchase medications prescribed by their physician under the Protocol.

Our definitive acquisition agreement will provide for:

o	Employment agreements for physicians and key employees who are retained.
o	Non-disclosure, non-competition and non-solicitation agreements.
o	Distribution or payment of accounts receivable and accounts payable, respectively.
o	Consulting agreements for physicians and other key personnel who are choosing to retire or otherwise leave the clinic to extend during a negotiated transition phase.

In the event a physician seeks to retire or leave the clinic after our acquisition, we will make an effort to have him or her aid in the transition of the clinic to our ownership and in recruiting and training new physicians to implement the Protocol. Should a physician decide to continue practicing at the clinic after our acquisition, we will enter into a Physician Employment Agreement with such physician. The recruitment of new physicians will be one of our most significant challenges and there is no assurance that we will be able to find the physicians that we need to staff our clinics.

Further, the success of any clinics that we may acquire will depend on the efficacy of other health-care professionals who will be working under the direction of our physicians including counselors, massage therapists, nurse practitioners and dieticians. The recruitment of suitable personnel is integral to our business as the health-care team at any acquired clinic will need to be trained to implement the Protocol and assist with securing CARF accreditation for that clinic. CARF International (“CARF”) is an organization that provides accreditation for Medical Rehabilitation, including pain management therapies. CARF accreditation provides evidence to patients and funding agencies that a standardized service will be provided in all clinics that adopt the Protocol.

We are currently conducting due diligence on a number of clinics in the United States that are currently run by sole practitioners. In this regard, we have identified certain opportunities that we believe will yield substantial revenues after an acquisition. In certain cases, a physician will divide time between two clinics. We believe that revenues for each clinic could be increased by hiring another physician and running both clinics full-time. In another case, the clinic in question has a license to open three more clinics in the state of Florida, which has since declared a moratorium on granting new pain management clinic licenses to combat prescription medication abuse. In this case, we believe there is an opportunity to expand the revenues of the clinic, which is essentially operating with the overhead of two clinics, by expanding to a total of five clinics and the recruitment of at least three more doctors. Another clinic that we are looking into has three active doctors and an associated pharmacy, and generates over $8 million in revenues. We believe we will be able to increase revenues and profits for this clinic with professional management and enhanced billing practices.

Sales and Marketing

Currently, we plan to attend as exhibitors and make presentations at conferences such as the annual meetings of The American Society of Regional Anesthesia and Pain Medicine, The American Academy of Pain Medicine and The American Pain Society. We will also develop printed materials for distribution to funding agencies such as bureaus of workers’ compensation, insurance companies, managed care companies and government agencies. In addition, we plan to establish a strong presence online and to implement social network marketing strategies. Our goal is to establish our company as a national brand across the U.S., so that our patients can expect and receive consistent service and treatment at any facility that we own. We intend to further develop our sales and marketing strategies for the Protocol by engaging outside marketing consultants once sufficient financing is available to do so.

Customers

We expect that the individual patients and third parties payors for the clinics we acquire will continue to utilize the services of the acquired clinic.  The clinics we are now evaluating or attempting to acquire have existing revenues from individuals who pay for their own treatments but, based upon our due diligence, the substantial portion of the clinic’s revenue derives from third party payors, such as state BWCs, national health insurance companies such as Anthem Blue Cross, Summacare and United Healthcare, regional insurance companies such as Medical Mutual of Ohio, managed health care companies such as Kaiser Permanente and Humana, and federal government programs such as Medicare, Medicaid and Tricare. In addition to this base of customers, we plan to pursue additional contracts and relationships with institutions, both in the private and public sectors  that have an interest in securing relief for their clients and patients from chronic pain such as the US department of Veterans Affairs and elder care facilities that offer nursing homes and assisted living facilities

Competition

In August 2012, we identified 285 cities in the U.S. with populations greater than 100,000 and found that 2,022 doctors were practicing in 1,339 private clinics that specialized in pain management and were registered for that specialty with at least one national health insurance provider. We did a random check to see if another insurance provider had these same clinics registered and, in most cases, as expected, most clinics were registered with more than one insurance company.

Further examination revealed that 189 of those clinics were operated by sole practitioners, nearly 72% averaged between one and two doctors, approximately 5% had two doctors on staff and less than 8% had three or more doctors. This suggests that the practice of pain management is highly fragmented and that there is little, if any consolidation of practices in the pain management field. Based on these numbers, we believe that our competition is highly fragmented and that our strategy of acquiring clinics, implementing the Protocol, securing CARF accreditation and standardizing our service as a national brand will provide us with a competitive advantage over individualized clinics that have a sole practitioner or a only a few partners.

In our estimates of the numbers of clinics and doctors, we did not include large medical institutions such as private and public hospitals or research institutions. Examples include hospitals run by the managed health care companies, e.g., Humana, Summacare and public institutions such as Johns Hopkins Hospital. We understand that we will also be competing with these institutions for patients and funding and recognize that they have a high level of credibility and a national presence. However, we believe that many patients prefer a local provider and individualized service for their health care needs. The clinics that we are seeking to acquire are generating attractive revenues and profits by operating under these principals. By bringing consistent management, standardized service, a national brand and accounting and administrative efficiencies to the clinics we acquire, we hope to establish a competitive advantage and co-exist with these large providers of similar services.

Intellectual property

We license the Protocol from Champion Toronto exclusively for delivery in United States in exchange for a royalty payment of 10% of net sales. The term of our license extends until February 1, 2018, with automatic 5 year renewals upon expiration, until the license agreement is terminated by either party. Jack Fishman, one of our directors, is the President of Champion Toronto, and as such, we expect our relationship with Champion Toronto to continue in perpetuity. Our relationship with Champion Toronto is further governed by a services agreement, which requires Champion Toronto to pay us $10,000 a month, in addition to an hourly rate of $400, and certain bonuses for clinic acquisitions, in exchange for our marketing and managing the delivery of the Protocol throughout clinics in the United States.

The Protocol is a trade secret and Champion Toronto has no patent or copyright protection in place. Without formal intellectual property (“IP”) protection, the Protocol is vulnerable to theft or being copied. Although trade secret protection is often chosen as means to protect IP, it leaves a company with few options to take action if a third party manages to reverse engineer or copy the trade secret. To protect our interests, we do not provide any information on the Protocol to third parties without a Non-Disclosure Agreement (“NDA”) in place. We intend to strengthen our IP protection options with copyright protection. We also intend to evaluate patenting certain key procedures or apparatus to the Protocol.

Research and Development

We have not conducted any formal clinical trials using standardized methodology to directly compare the effectiveness of the Protocol against current medical approaches for pain relief or to measure the hypothesized restoration of endorphin concentrations in the CSF. Our evidence on the effectiveness of the Protocol is empirical only and consists of case studies that have used subjective evaluations of pain relief by patients who have been subject to the Protocol. As such, we have not expended any amounts on research and development to date.

References

Anon. 2011a. Pain-Management Market Projected to Grow to $60 Billion. PMP News Magazine.
UBM Canon, Santa Monica, CA, USA. 1 p.
http://www.pmpnews.com/news/pain-management-market-projected-grow-60-billion

Anon. 2011b. Relieving Pain in America: A Blueprint for Transforming Prevention, Care, Education, and Research. Institute of Medicine. Washington, D.C., USA. 4 pp.
http://www.iom.edu/Reports/2011/Relieving-Pain-in-America-A-Blueprint-for-Transforming-Prevention-Care-Education-Research/Report-Brief.aspx

Anon. 2011c. The Use of Medicines in the United States: Review of 2010. IMS Institute for Healthcare Informatics. Parsippany, NJ, USA. 37 pp.
http://www.imshealth.com/cds/imshealth/Global/Content/Corporate/IMS%20Health%20Institute/Reports/Use_of_Meds_in_the_U.S._Review_of_2010.pdf

Anon. 2011d. FDA Acts to Reduce Harm from Opioid Drugs. U.S. Food and Drug Administration, Silver Spring, MD, USA. 2 pp.
http://www.fda.gov/forconsumers/consumerupdates/ucm251830.htm

Anon. 2011e. Policy Impact: Prescription Painkiller Overdoses. Centers for Disease Control and Prevention. Atlanta, GA., USA. 8 pp.
http://www.cdc.gov/homeandrecreationalsafety/rxbrief/

Anon. 2012. Evolution in the Pain Therapy Drugs Market: Nociceptive and Neuropathic Drug Development. PR Newswire. PR Newswire Association LLC. New York, NY, USA. 1 p.
http://www.prnewswire.com/news-releases/evolution-in-the-pain-therapy-drugs-market-nociceptive-and-neuropathic-drug-development-136997073.html

Anon. 2013a. Chronic pain. Relmada Therapeutics, Inc., New York, NY, USA. 1 p.
http://www.relmada.com/pain-market/chronic-pain.htm

Anon. 2013b. Physician targeting and segmentation report. SK&A, Irvine, CA, USA. 9 pp.
www.skainfo.com
http://www.skainfo.com/health_care_market_reports/physician_specialty_by_state_OneKey.pdf

Anon. 2013c. U.S. Physician Office Density Report. SK&A, Irvine, CA, USA. 9 pp.
www.skainfo.com
http://www.skainfo.com/health_care_market_reports/physician_office_density_OneKey.pdf

Anon. 2013d. Opioids drive continued increase in drug overdose deaths. Centers for Disease Control and Prevention. Atlanta, GA., USA. 2 pp.
http://www.cdc.gov/media/releases/2013/p0220_drug_overdose_deaths.html

Anon. 2013e. (Sep 10) FDA announces safety labeling changes and postmarket study requirements for extended-release and long-acting opioid analgesics. U.S. Food and Drug Administration, Silver Spring, MD, USA. 2 pp.
http://www.fda.gov/newsevents/newsroom/pressannouncements/ucm367726.htm

Béla G.L. Almay, Folke Johansson, Lars Von Knorring, Lars Terenius & Agneta Wahlstrom. 1978. Endorphins in chronic pain. I. Differences in CSF endorphin levels between organic and psychogenic pain syndromes. Pain. 5(2): 153–162.

Gerald E. Bisbee, Jr., Paul Alexander Clark, Sherrie L. Jones, Eileen Wang & Charles M. Watts. 2011. Profiling Best Practices: Chronic Pain Management in the Leading Health Systems. The Health Management Academy, Alexandria, VA, USA. 45 pp.
http://www.hmacademy.com/pdfs/Chronic_Pain_Management.pdf

Igor D. Grachev, Bruce E. Fredricksonc, A. & Vania Apkarian. 2000. Abnormal brain chemistry in chronic back pain: an in vivo proton magnetic resonance spectroscopy study. Pain. 89: 7-18.

J.S. Han. 2004. Acupuncture and endorphins. Neuroscience Letters. 361(1-3):258-61.

J.S. Han, X.H. Chen, S.L. Sun, X.J. Xu, Y. Yuan, S.C. Yan, J.X. Hao, & L. Terenius. 1991. Effect of low- and high-frequency TENS on Met-enkephalin-Arg-Phe and dynorphin A immunoreactivity in human lumbar CSF. Pain.
47(3): 295–298.

Jonathan J. Lipman, Barney E. Miller, Kit S. Mays, Merry N. Miller, William C. North & William L. Byrne. 1990. Peak B endorphin concentration in cerebrospinal fluid: reduced in chronic pain patients and increased during the placebo response. Psychopharmacology. 102(1): 112-116.

Governmental Regulation

General

The following information is presented with the understanding that we have not yet acquired any clinics and are not yet subject to the regulations described below. However, as soon as we have acquired at least one clinic, most, if not all, of the federal regulations and the applicable state and municipal laws described below will apply to our business. For this discussion, it is understood that when we mention “our clinics” or “our facilities” or clinics or facilities that that we “own”, it is in reference to clinics or facilities that we may acquire in the course of our business, assuming that we are able to acquire any clinics at all.

The healthcare industry is highly regulated, and we cannot provide any assurance that the regulatory environment in which we operate will not significantly change in the future or that we will be able to successfully address any such changes. The regulatory environment is also very complex and we cannot guarantee that we will be able to comply with all of the regulations which will govern all of the clinics we may acquire.

The laws of many states prohibit physicians from splitting fees with non-physicians (i.e., sharing in a percentage of professional fees), prohibit non-physician entities, such as ourselves, from practicing medicine and exercising control over or employing physicians and prohibit referrals to facilities in which physicians have a financial interest. We believe our planned activities will not violate these state laws as we do not intend to acquire clinics in any such states. However, we believe that outpatient treatments and diagnostic services will continue to be subject to intense regulation at the federal and state levels. We are unable to predict what additional government regulations, if any, affecting our business may be enacted in the future or how existing or future laws and regulations might be interpreted. Future interpretations of, or changes in, these laws might require structural and organizational modifications of our relationships with facilities and the physician network, and we cannot assure you that we will be able to appropriately modify such relationships.

In addition, every state imposes licensing requirements on individual physicians and healthcare facilities. Many states require regulatory approval, including licenses and, in some cases, certificates of need, before establishing certain types of healthcare facilities, including the facilities we plan to acquire. States may also require approval for certain expenditures in excess of certain amounts for healthcare equipment, facilities or programs. Our ability to operate profitably will depend in part upon all of our acquired clinics obtaining and maintaining all necessary licenses, certificates of need and other approvals and operating in compliance with applicable healthcare regulations. If we, or any of our facilities, fail to comply with applicable laws, it might have a material adverse effect on our business.

Clinics we acquire will be also subject to federal, state and local laws dealing with issues such as occupational safety, employment, medical leave, insurance regulations, civil rights, discrimination, building codes and medical waste and other environmental issues. The imposition of these regulatory requirements may have the effect of increasing operating costs and reducing the profitability of our operations.

Certificates of Need and Licensure

Capital expenditures for the construction of new healthcare facilities, the addition of new healthcare services or the acquisition of existing healthcare facilities may be reviewable by state regulators under statutory schemes that are sometimes referred to as certificate of need laws. States with certificate of need laws place limits on the construction and acquisition of healthcare facilities and the expansion of existing facilities and services. In these states, approvals, generally known as certificates of need, are required for capital expenditures exceeding certain pre-set monetary thresholds for the development, acquisition and/or expansion of certain facilities or services.

The laws of many states prohibit physicians from splitting fees with non-physicians (i.e., sharing in a percentage of professional fees), prohibit non-physician entities, such as ourselves, from practicing medicine and exercising control over or employing physicians and prohibit referrals to facilities in which physicians have a financial interest. We believe our planned activities will not violate these state laws as we do not intend to acquire clinics in any such states. However, we believe that outpatient treatments and diagnostic services will continue to be subject to intense regulation at the federal and state levels. We are unable to predict what additional government regulations, if any, affecting our business may be enacted in the future or how existing or future laws and regulations might be interpreted. Future interpretations of, or changes in, these laws might require structural and organizational modifications of our relationships with facilities and the physician network, and we cannot assure you that we will be able to appropriately modify such relationships.

If an acquisition involves a transfer of assets, it is likely that not all, if any, licences or permits or other authorizations will be allowed to be transferred to a new entity along with the assets. Some of these facilities under evaluation maintain one or more of a pharmacy license, a controlled substance registration, a clinical laboratory certification waiver, and environmental protection permits for biohazards and/or radioactive materials, as required by applicable law. In these cases, delays in the resumption of treating patients will lead to a reduction or total absence of revenues until the required licenses, permits or authorizations are secured.

Healthcare Reform

The Patient Protection and Affordable Care Act (the "Affordable Care Act") and the Health Care and Education Reconciliation Act of 2010 (collectively, the “Healthcare Reform Acts”) were signed into law on March 23, 2010 and March 30, 2010, respectively, significantly altering the U.S. healthcare system. The Healthcare Reform Acts are intended to provide coverage and access to substantially all Americans, to increase the quality of care provided, and to reduce the rate of growth in healthcare expenditures. The changes include, among other things, reducing payments to Medicare Advantage plans, expanding the Medicare program's use of value-based purchasing programs, reducing Medicare and Medicaid payments, expanding Medicare and Medicaid eligibility, and expanding access to health insurance. As part of the effort to control or reduce healthcare spending, the Healthcare Reform Acts also contain a number of measures intended to reduce fraud and abuse in the Medicare and Medicaid programs, such as requiring the use of recovery audit contractors in the Medicaid program and imposing further limitations on exceptions to the federal physician self-referral law (“Stark Law”). The Stark Law prohibits physicians from referring Medicare and Medicaid patients to designated health services ("DHS") providers if the physician or an immediate family member has a financial relationship with that entity. DHS providers that are expected to be required for our prospective patients include clinical laboratory services, physical-therapy services, occupational-therapy services,  suppliers of durable medical equipment and supplies, and suppliers of prosthetics and outpatient prescription drugs. We will need to conduct extra due diligence when acquiring clinics to ensure that any physicians who we employ are not in violation of the Stark Law.

Since their enactment, the Healthcare Reform Acts have been subject to a number of challenges to their constitutionality; however, on June 28, 2012, the United States Supreme Court upheld most of the Healthcare Reform Acts, including the “individual mandate” provision, which generally requires all individuals to purchase healthcare insurance or pay a penalty. The only provision of the Healthcare Reform Acts that the Court struck down as unconstitutional was the provision that would have allowed the federal government to revoke all federal Medicaid funding to any state that did not expand its Medicaid program. In response to the ruling, a number of states have already indicated that they will not expand their Medicaid programs, which would result in the Healthcare Reform Acts not providing coverage to some low-income persons in those states. In addition, several bills have been and will likely continue to be introduced in Congress to repeal or amend all or significant provisions of the Healthcare Reform Acts. It is difficult to predict the impact the Healthcare Reform Acts will have on our operations given the delay in implementing regulations and possible amendment or repeal of elements of the Healthcare Reform Acts.

Accountable Care Organizations

The Affordable Care Act requires the Department of Health and Human Services Office for Civil Rights (“HHS”) to establish a Medicare Shared Savings Program that promotes accountability and coordination of care through the creation of accountable care organizations (''ACOs''). The ACO program allows providers, physicians and other designated professionals and suppliers to voluntarily work together to invest in infrastructure and redesign delivery processes to achieve high quality and efficient delivery of services. The program is intended to produce savings as a result of improved quality and operational efficiency. ACOs that achieve quality performance standards established by HHS will be eligible to share in a portion of the amounts saved by the Medicare program. To date, more than 250 ACOs have been established to participate in the Medicare program, and additional ACO programs are being established by private payors. ACOs are composed mostly of hospitals, physicians, and other healthcare professionals. Depending on the level of integration and size of an ACO, providers may also include health departments, social security departments, safety net clinics, and home care services. Although ACOs have been compared to health maintenance organizations (HMOs), ACOs are different in that they allow providers much more  freedom in developing the ACO infrastructure. We do not know if there would be any advantage or disadvantage for our company to form or participate in an ACO at this time but it is a development that we will continue to monitor.

Bundled Payment Pilot Programs

The Affordable Care Act required HHS to establish a five-year, voluntary national bundled payment pilot program for Medicare services beginning no later than January 1, 2013. Under the program, providers would agree to receive one payment for services provided to Medicare patients for certain medical conditions or episodes of care. HHS will have the discretion to determine how the program will function.  The Centers for Medicare and Medicaid Services (“CMS”) finalized the implementation of the Medicare program's Bundled Payments for Care Improvement (''BPCI'') initiative in the IPPS final rule for the federal fiscal year (“FFY”) of 2013 and announced the healthcare organizations that were selected to participate in the BPCI initiative on January 31, 2013. In addition, the Affordable Care Act provides for a five-year bundled payment pilot program for Medicaid services to begin January 1, 2012. HHS will select up to eight states to participate based on the potential to lower costs under the Medicaid program while improving care. State programs may target particular categories of beneficiaries, selected diagnoses or geographic regions of the state. The selected state programs will provide one payment for both hospital and physician services provided to Medicaid patients for certain episodes of inpatient care. For both pilot programs, HHS will determine the relationship between the programs and restrictions in certain existing laws, including the Civil Monetary Penalty Law, the Anti-kickback Statute, the Stark law, and the HIPAA privacy, security and transaction standard requirements. However, the Affordable Care Act does not authorize HHS to waive other laws that may impact the ability of eligible participants to participate in the pilot programs, such as antitrust laws. Since local doctors and hospitals can participate, it is possible that our company may become involved in the bundled payments initiative at a later date.

Medicare and Medicaid Participation

The majority of our revenues are expected to be received through third-party reimbursement programs, including state and federal programs, such as Medicare and Medicaid, private health insurance programs and workers’ compensation bureaus. We also expect a significant, but as yet undetermined, proportion of our revenues to come from patients themselves. To participate in the Medicare program and receive Medicare payment, our facilities must comply with regulations promulgated by HHS and various state Medicaid programs. The requirements for certification under Medicare and Medicaid are subject to change and, in order to become and remain qualified for these programs, we may have to make changes from time to time in our facilities, equipment, personnel or services. Although we intend to participate in these reimbursement programs, we cannot assure you that any particular clinic that we acquire will qualify or continue to qualify for participation.

Survey and Accreditation

Health care facilities are subject to periodic inspection by federal, state and local authorities to determine their compliance with applicable regulations and requirements necessary for licensing, certification and accreditation. We expect that any clinics we acquire will comply with appropriate state laws but we cannot provide any assurance that any particular clinic will be qualified to participate in the Medicare and Medicaid programs. We intend to seek CARF International (“CARF”) accreditation for selected, if not all, of the clinics that we acquire. CARF is an organization that provides voluntary accreditation for Medical Rehabilitation, including pain management treatments. CARF accreditation provides independent validation that a standardized service for pain treatment and management will be provided in all clinics we acquire. There is no guarantee that we will be able to achieve or retain CARF accreditation for any clinic. If any clinic fails to acquire or retain CARF accreditation, the lack of accreditation will have an adverse effect on that clinic and on our Company.

Value-Based Purchasing

There is a trend in the healthcare industry toward value-based purchasing of healthcare services. These value-based purchasing programs include both public reporting of quality data and preventable adverse events tied to the quality and efficiency of care provided by facilities. Governmental programs including Medicare and Medicaid currently require ASCs to report certain quality data to receive full reimbursement updates. Currently, Congress has not directed HHS to implement a value-based purchasing program for ASC services but there is no guarantee that such a program will not be implemented for ACSs. If we decide to participate in an ASC at any time, this would impose another regulatory and administrative burden on us.

Federal Anti-Kickback Statute and Medicare Fraud and Abuse Laws

The Social Security Act includes provisions addressing false statements, illegal remuneration and other instances of fraud and abuse in the Medicare program. These provisions are commonly referred to as the Medicare fraud and abuse laws, and include the statute commonly known as the federal anti-kickback statute (the “Anti-kickback Statute”). The Anti-kickback Statute prohibits providers and others from, among other things, soliciting, receiving, offering or paying, directly or indirectly, any remuneration in return for either making a referral for, or ordering or arranging for, or recommending the order of, any item or service covered by a federal healthcare program, including, but not limited to, the Medicare program. Violations of the Anti-kickback Statute are criminal offenses punishable by imprisonment and fines of up to $25,000 for each violation. Civil violations are punishable by fines of up to $50,000 for each violation, as well as damages of up to three times the total amount of remuneration received from the government for healthcare claims.

In addition, the Medicare Patient and Program Protection Act of 1987, as amended by the Health Insurance Portability and Accountability Act of 1996, (“HIPAA”), and the Balanced Budget Act of 1997, impose civil monetary penalties and exclusion from state and federal healthcare programs on providers who commit violations of the Medicare fraud and abuse laws. Pursuant to the enactment of HIPAA, as of June 1, 1997, the Secretary may, and in some cases must, exclude individuals and entities that the Secretary determines have “committed an act” in violation of the Medicare fraud and abuse laws or improperly filed claims in violation of the Medicare fraud and abuse laws from participating in any federal healthcare program. HIPAA also expanded the Secretary's authority to exclude a person involved in fraudulent activity from participating in a program providing health benefits, whether directly or indirectly, in whole or in part, by the U.S. government. Additionally, under HIPAA, individuals who hold a direct or indirect ownership or controlling interest in an entity that is found to violate the Medicare fraud and abuse laws may also be excluded from Medicare and Medicaid and other federal and state healthcare programs if the individual knew or should have known, or acted with deliberate ignorance or reckless disregard of the truth or falsity of the information of the activity leading to the conviction or exclusion of the entity, or where the individual is an officer or managing employee of such entity. This standard does not require that specific intent to defraud be proven by the Office of the Inspector General of the U.S. Department of Health and Human Services (the “OIG”). Under HIPAA it is also a crime to defraud any commercial healthcare benefit program.

Because physicians we may employ may become our investors or may participate in any share ownership plans we enact and may be in a position to generate referrals to any facilities owned by us, the distribution of available cash to those physicians could come under scrutiny under the Anti-Kickback Statute. The U.S. Third Circuit Court of Appeals has held that the Anti-kickback Statute is violated if one purpose (as opposed to a primary or sole purpose) of a payment to a provider is to induce referrals. Other federal circuit courts have followed this decision. Further, Section 6402(f)(2) of the Affordable ARE Act amends the Anti-kickback Statute by adding a provision to clarify that a person need not have actual knowledge of such section or specific intent to commit a violation of the Anti-kickback Statute. Since it is clear that a physician's investment income from a clinic may not vary with the number of his or her referrals to any facility we will endeavor to ensure to the best of our abilities that any physicians we employ will comply with this prohibition.

Privacy and Security Requirements

Physicians are subject to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”), which was enacted as part of the American Recovery and Reinvestment Act of 2009. The HITECH Act strengthened the requirements and significantly increased the penalties for violations of the HIPAA privacy and security regulations. On January 25, 2013, HHS issued the HIPAA Omnibus Rule. The HIPAA Omnibus Rule became effective on March 26, 2013, and covered entities and business associates must comply with the HIPAA Omnibus Rule within 180 days, or by September 23, 2013. Prior to the HIPAA Omnibus Rule, the HITECH Act required us to notify patients of any unauthorized access, acquisition, or disclosure of their unsecured protected health information that poses significant risk of financial, reputational or other harm to a patient. The HIPAA Omnibus Rule eliminates this harm threshold standard and, instead, requires patients to be notified of any unauthorized access, acquisition, or disclosure of their unsecured protected health information in all situations except those in which it can be demonstrated that there is a low probability that the protected health information has been compromised. This will impose the burden on us to demonstrate through a risk assessment that a breach of protected health information has not occurred. This new, more objective standard may lead to an increased number of occurrences that require breach notifications. In addition, the HIPAA Omnibus Rule also modified the following aspects of the HIPAA privacy and security regulations:

•           makes our prospective facilities' business associates directly liable for compliance with certain of the privacy and security rules' requirements;

•           makes our prospective facilities liable for violations by their business associates if HHS determines an agency relationship exists between the facility and the business associate under federal agency law;

•           adds limitations on the use and disclosure of health information for marketing and fundraising purposes, and prohibits the sale of health information without individual authorization;

•           expands patients' rights to receive electronic copies of their health information and to restrict disclosures to a health plan concerning treatment for which our patient has paid out of pocket in full;

•           requires preparation and distribution of notice of privacy practices by our prospective facilities;

•           adopts the additional HITECH Act provisions not previously adopted addressing enforcement of noncompliance with HIPAA due to willful neglect;

•           incorporates the increased and tiered civil money penalty structure provided by the HITECH Act;

•           revises the HIPAA privacy rule to increase privacy protections for genetic information as required by the Genetic Information Non-discrimination Act of 2008.

The HIPAA privacy standards apply to individually identifiable information held or disclosed by a covered entity in any form, whether communicated electronically, on paper or orally. These standards will impose extensive administrative requirements on us. These standards require our compliance with rules governing the use and disclosure of this health information. They create rights for patients in their health information, such as the right to amend their health information, and they will require us to impose these rules, by contract, on any business associate to whom we disclose such information in order to perform functions on our behalf.

The HIPAA security standards will require us to establish and maintain reasonable and appropriate administrative, technical and physical safeguards to ensure the integrity, confidentiality and the availability of electronic health and related financial information. The security standards were designed to protect electronic information against reasonably anticipated threats or hazards to the security or integrity of the information and to protect the information against unauthorized use or disclosure. Although the security standards do not reference or advocate a specific technology, and covered healthcare providers, plans and clearinghouses have the flexibility to choose their own technical solutions, the security standards will require us to implement systems, business procedures and training programs. We will endeavor to be in material compliance with the privacy and security requirements of HIPAA but, as a new entity with limited resources, we cannot provide any guarantees that we will be able to comply fully at all times.

Violations of the HIPAA privacy and security regulations may result in civil and criminal penalties. The HITECH Act strengthened the requirements of the HIPAA privacy and security regulations and significantly increased the penalties for violations by introducing a tiered penalty system, with penalties of up to $50,000 per violation with a maximum civil penalty of $1.5 million in a calendar year for violations of the same requirement. Under the HITECH Act, HHS is required to conduct periodic compliance audits of covered entities and their business associates. The HITECH Act and the HIPAA Omnibus Rule also extend the application of certain provisions of the security and privacy regulations to business associates and subjects business associates to civil and criminal penalties for violation of the regulations.

The HITECH Act authorizes State Attorneys General to bring civil actions seeking either an injunction or damages in response to violations of HIPAA privacy and security regulations or the new data breach law that affects the privacy of their state residents. We expect vigorous enforcement of the HITECH Act's requirements by HHS and State Attorneys General. Additionally, HHS conducted a pilot audit program that concluded December 2012 in the first phase of HHS' implementation of the HITECH Act's requirements of periodic audits of covered entities and business associates to ensure their compliance with the HIPAA privacy and security regulations. We cannot predict whether we will be able to comply with the final rules and the financial impact in our prospective facilities in implementing the requirements under the final rules when they take effect, or whether our prospective facilities will be selected for an audit, or the results of such an audit.

We will also be subject to any state laws that relate to privacy or the reporting of data breaches that are more restrictive than the regulations issued under HIPAA and the requirements of the HITECH Act. For example, various state laws and regulations may require us to notify affected individuals in the event of a data breach involving certain personal information, such as social security numbers, dates of birth and credit card information.

Adoption of Electronic Health Records

The HITECH Act also includes provisions designed to increase the use of Electronic Health Records (“EHR”) by physicians. The Medicare and Medicaid EHR Incentive Programs provide incentive payments to eligible professionals, eligible hospitals and critical access hospitals (CAHs) as they adopt, implement, upgrade or demonstrate meaningful use of certified EHR technology. Eligible professionals can receive incentive payments through the Medicare EHR Incentive Program and the Medicaid EHR Incentive Program. It is not known at this time if any physicians that we may employ will already be enrolled in the incentive program or will be eligible to enroll in the incentive program or if we will choose to participate in any such programs at any level at any time. As we investigate clinics that we may acquire, we will need to examine their level of participation or eligibility, if any, in the incentive program.

HIPAA Administrative Simplification Requirements

The HIPAA transaction regulations were issued to encourage electronic commerce in the healthcare industry.  These regulations include standards that healthcare providers must follow when electronically transmitting certain healthcare transactions, such as healthcare claims. As we investigate clinics that we may possibly acquire, we will need to assess their level of compliance with these standards.

State Regulation

Many of the states in which we expect to be operating clinics have adopted statutes and/or regulations that prohibit the payment of kickbacks or any type of remuneration in exchange for patient referrals and that prohibit healthcare providers from, in certain circumstances, referring a patient to a healthcare facility in which the provider has an ownership or investment interest. While these statutes generally mirror the federal Anti-Kickback Statute and Stark Law, they vary widely in their scope and application.  Some are specifically limited to healthcare services that are paid for in whole or in part by the Medicaid program; others apply to all healthcare services regardless of payor; and others apply only to state-defined designated services, which may differ from the designated health services under the Stark Law. In addition, many states have adopted statutes that mirror the False Claims Act and that prohibit the filing of a false or fraudulent claim with a state governmental agency.  We intend to comply with all applicable state healthcare laws, rules and regulations. However, these laws, rules and regulations have typically been the subject of limited judicial and regulatory interpretation. As a result, we cannot assure you that our prospective facilities will not be investigated or scrutinized by the governmental authorities empowered to do so or, if challenged, that their activities would be found to be lawful. A determination of non-compliance with the applicable state healthcare laws, rules, and regulations could subject our prospective facilities to civil and criminal penalties and could have a material adverse effect on our operations.

Many states in which our facilities may be located, do not permit business corporations to practice medicine, exercise control over or employ physicians, or engage in various business practices, such as fee-splitting with physicians (i.e. the sharing in a percentage of professional fees). The existence, interpretation and enforcement of these laws vary significantly from state to state.  A determination of non-compliance with these laws could result in fines and or require us to restructure some of the relationships with the physicians we expect to employ.   Although we will engage the services of legal counsel that has expertise in any state we are considering acquisitions, we can provide no assurance that we will be able to comply with all of these laws that may be in place or be enacted in the future. If we are not in compliance with such state laws, there could be a material adverse effect on our operations.

We will also be subject to various state insurance statutes and regulations that prohibit us from submitting inaccurate, incorrect or misleading claims. Many state insurance laws and regulations are broadly worded and could be implicated, for example, if our facilities were to waive an out-of-network co-payment or other patient responsibility amounts without fully disclosing the waiver on the claim submitted to the payor.  If any of our facilities waive the out-of-network portion of patient co-payment amounts when providing services to patients whose health insurance is covered by a payor with which the facilities are not contracted, we expect that our facilities will fully disclose waivers in the claims submitted to the payors. We will endeavor to ensure that our facilities are in compliance with all applicable state insurance laws and regulations regarding the submission of claims. We cannot assure you, however, that our facilities' insurance claims will never be challenged. If we were found to be in violation of a state's insurance laws or regulations, we could be forced to discontinue the violative practice, which could have an adverse effect on our financial position and results of operations, and we could be subject to fines and criminal penalties.

Recovery Audit Contractors and Medicaid Integrity Contractors

CMS has expanded the pilot recovery audit contractor (“RAC”) program to a permanent nationwide program. RACs are private contractors contracting with CMS to identify overpayments and underpayments for services through post-payment reviews of claims submitted by Medicare and Medicaid providers. The Healthcare Reform Acts expands the RAC program's scope to include managed Medicare and to include Medicaid claims by requiring all states to establish programs to contract with RACs. All states were required to implement Medicaid RAC programs by January 1, 2012. In addition, CMS employs Medicaid Integrity Contractors (“MICs”) to perform post-payment audits of Medicaid claims and identify overpayments. The Healthcare Reform Acts increases federal funding for the MIC program for federal fiscal year 2011 and later years. In addition to RACs and MICs, the state Medicaid agencies and other contractors have increased their review activities. MICs are assigned to five geographic regions and have commenced audits in states assigned to those regions. It is possible that our prospective facilities will receive letters from RAC auditors requesting repayment of alleged overpayments for services and will incur expenses associated with responding to and appealing these RAC requests, as well as the costs of repaying any overpayments. Demands for repayments can occur even if a clinic is acquired by means of an asset transfer. If we have inadequate resources to be able to dispute and overturn such demands for overpayments, it is possible that such payments will have to be made which could have a material adverse effect on results of operations.

Regulatory Compliance Program

It is our policy to conduct our business with integrity and in compliance with the law. However, at this time we do not have in place a program that focuses on all areas of regulatory compliance including billing, reimbursement, cost reporting practices and contractual arrangements with referral sources. It may be some time before such a program can be established but, when the resources are available to do so, we will endeavor to establish a regulatory compliance program that will help ensure that high standards of conduct are maintained in the operation of our business and that policies and procedures are implemented so that employees act in full compliance with all applicable laws, regulations and company policies. Under a typical regulatory compliance program, every employee and certain contractors involved in patient care, and coding and billing, receive initial and periodic legal compliance and ethics training. In addition, we expect that we will need to regularly monitor our ongoing compliance efforts and develop and implement policies and procedures designed to foster compliance with the law. The program will also need a mechanism for employees to report, without fear of retaliation, any suspected legal or ethical violations to their supervisors, designated compliance officers in our facilities, a compliance hotline or directly to a corporate compliance office, when such an office is established. We will endeavor to ensure that any compliance program that we may establish is consistent with standard industry practices. However, we cannot provide any assurances that any compliance program that may be set up will detect all violations of law or protect against qui tam suits or government enforcement actions.

Employees

At the time of this report, we have no employees.

Properties

At the time of this report, we have no properties but are actively pursuing the acquisition of a number of clinics that specialize in the treatment and management of chronic pain.

Legal proceedings

At the time of this report, we are not involved in any legal proceedings.

RISK FACTORS

Although we have not yet acquired any clinics or otherwise commenced an active business, the following risk factors are expected to affect our business and the industry in which we intend to operate. Accordingly, when we refer to “our clinics” below, it is with reference to clinics that we are in the process of acquiring or may acquire in the future, regardless of the level of ownership or clinics that are involved in joint ventures with us. The risks and uncertainties described below are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also have an adverse effect on us. If any of the matters discussed in the following risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected.

Risks related to our business

We have not yet commenced substantive operations or earned revenue, and as such, our financial statements may not serve as an adequate basis to judge our future prospects and results of operations.

To date, we have been involved primarily in organizational activities and have not earned any revenues.
As such our financial statements may not provide a meaningful basis on which to evaluate our business. Moreover, we cannot assure you we will be able to implement our business plan and growth strategy successfully. We will continue to encounter risks and difficulties frequently experienced by companies at an early stage of development, include a potential failure in:

•	expanding the Protocol to pain management clinics in the United States;
•	obtaining sufficient capital to acquire clinics in accordance with our business plan;
•	maintaining adequate control of our expenses;
•	maintaining the proprietary nature of the Protocol;
•	implementing our marketing and acquisition strategies and adopting and modifying them as needed;
•	anticipating and adapting to changing conditions in the health care and pain management industries;
•	anticipating and adapting to any changes in government regulation.

Our inability to manage successfully any or all of these risks may materially and adversely affect our business.

We are a holding company that depends on cash flow from our wholly owned subsidiaries to meet our obligations, and any inability of our subsidiaries to pay us dividends or make other payments to us when needed could disrupt or have a negative impact on our business.

We are a holding company with no material assets other than the ownership interests in our wholly-owned subsidiaries, CPCC, through which we plan to implement our business plan, and IAG, for which we have no present plans. We will rely on dividends, advances, or other such distributions, from our clinics to our CPCC subsidiary and then to us for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The ability of CPCC to make distributions to us will depend upon the profitability of the clinics we acquire, which will be subject to a number of business considerations, state and federal laws and in some case, the agreement between CPCC and the acquired clinic. We cannot provide any assurance that distribution of funds from CPCC to us will be adequate to satisfy our liquidity needs, and if we are not able to obtain sufficient funds from CPCC to pay our obligations as they become due, our business could be negatively impacted

We may not be able to implement our business strategy successfully on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our business strategy of acquiring clinics for delivery of the Protocol. Our ability to implement this growth strategy depends, among other things, on our ability to:

•	enter into acquisition agreements with clinics we deem accretive to our business interests;
•	increase the recognition of the Protocol;
•	expand and maintain delivery of the Protocol in the United States.

We may not be able to successfully implement our business strategy. Our operating results will be adversely affected if we fail to implement our strategy or if we invest resources in a strategy that ultimately proves unsuccessful.

Our business is substantially dependent on the efficacy of the physicians who work in our acquired clinics; any loss or reduction in the quality of the physician’s services will negatively impact our results of operations.

Our business depends on, among other things, the physicians who will work in our acquired clinics and the strength of our relationship with those physicians. If a physician leaves our clinic either upon or subsequent to our acquisition, or does not provide quality medical care or follow required professional guidelines at our clinic, or if the physician’s reputation is damaged during his tenure at our clinic, we may need to recruit a replacement physician. In such a case, the revenues generated in an acquired clinic will be negatively impacted during the time it takes us to recruit a replacement physician.

If we fail to acquire and develop clinics on favorable terms, our future growth and operating results could be adversely affected.

We plan to generate revenues and earnings by acquiring existing pain management clinics and augmenting their established treatment protocols with the Protocol, our own proprietary system for treating and managing chronic pain. The success of our business plan will be affected by our ability to identify suitable clinics for acquisition and our ability to negotiate and close on clinic acquisitions in a timely manner and on favorable terms. There can be no assurances that we will be successful in identifying additional clinics suitable for acquisition or that we will be able to close on clinic acquisitions in a timely manner and/or on terms favorable to us.

If we are unable to implement our growth strategy at our acquired clinics, our operating margins and profitability could be adversely affected.

We plan to increase revenues and earnings from the clinics we acquire by increasing the type and number of procedures performed and increasing the number of physicians performing procedures, consistent with the Protocol. In addition, we plan to obtain new or more favorable contracts with third party payors, increase the capacity of our clinics and increase patient and physician awareness of our clinics. Through this strategy we expect to increase the volume of procedures performed at our acquired clinics and result in higher revenues. However, procedure volume at our acquired clinics is susceptible to economic conditions, including high unemployment rates and other factors that may cause patients to delay or cancel previously planned procedures. As such, there can be no assurances that we will be successful at implementing our growth strategy at our acquired clinics.

If we are unable to manage the growth of our business through the acquisition of clinics our business and results of operations could be adversely affected.

We may not be able to successfully integrate the operations of newly acquired clinics with our own, and we may not realize all or any of the expected benefits of acquiring new clinics as and when planned. The integration of operations of new clinics with our own will be complex, costly and time-consuming. We expect that the integration of the operations of new clinics will require significant attention from our senior management and will impose substantial demands on our operations and personnel, potentially diverting attention from other important pending projects. The difficulties and risks associated with the integration of the operations of new clinics into our own include, but are not limited to:

●           the possibility that we will fail to implement our business plans for the growing company, including as a result of new legislation or regulation in the healthcare industry that affects the timing or costs associated with our operations or our acquisition plans;
●           possible inconsistencies between our standards, controls, procedures, policies and compensation structures and those of clinics that we acquire;
●           the increased scope and complexity of our operations following the acquisition of a number of clinics;
●           the potential loss of key employees and the costs associated with our efforts to retain key employees;
●           provisions in contracts that we and the acquired clinics have with third parties that may limit our flexibility to take certain actions;
●           risks and limitations on our ability to consolidate the corporate and administrative infrastructures of new clinics;
●           the possibility that we may have failed to discover liabilities of new clinics during our due diligence investigation as part of the acquisition for which we, as a successor owner, may be responsible;
●           obligations that we will have to partners in clinics when we have completed only a partial acquisition and
●           the possibility of unanticipated delays, costs or inefficiencies associated with the integration of operations of new clinics with ours.

As a result of these difficulties and risks, we may not be able to successfully manage our growth within our budgetary expectations and anticipated timetable. Accordingly, we may fail to realize some or all of the anticipated benefits of acquiring new clinics, including increasing the scale of our operations, diversification, and cash flows and operational efficiency.

If we do not have sufficient capital resources to complete acquisitions and develop our clinics, our ability to implement our business plan could be adversely affected.

We will need capital to implement our business plan, and may seek to finance future clinic acquisitions and development projects through debt or equity financings. Disruptions to financial markets or other adverse economic conditions may adversely impact our ability to complete any such financing or the terms of any such financing may be unacceptable or unfavorable to us. To the extent that we undertake financings with our equity securities, our current shareholders will experience ownership dilution. To the extent we incur debt, we may have significant interest expense and may be subject to covenants in the related debt agreements that restrict the conduct of our business. We can give you no assurances that we will be able to obtain financing necessary to implement our business plan or that the financing will be available on terms acceptable to us.

Implementation of the Protocol may not meet our expectations, and any such failure would adversely affect our ability to implement our business plan.

We anticipate that a material portion of our revenues will derive from the introduction of the Protocol into acquired clinics and possibly through licensing the Protocol to other entities, such as hospitals.  We can give no assurance that the Protocol will be widely accepted or that we will be able to receive enough, or any, funding from payors to introduce or sustain the Protocol in any given clinic, or at all. Because it is a new medical approach, it is possible that wide acceptance of the Protocol will never be attained. Such a lack of acceptance will adversely affect our growth and profits.

If we are unable to secure CARF accreditation for our acquired clinics, our reputation may be adversely affected.

CARF is an organization that provides accreditation for medical rehabilitation, including pain management therapies. While CARF accreditation is voluntary, and the process for accreditation is rigorous and costly, we wish to secure accreditation for the clinics we acquire to demonstrate that a standardized service is available in all clinics that use the Protocol. If we fail to achieve accreditation for some or any of our clinics, our reputation may be adversely affected and we may have difficulty attracting a suitable number of patients or third party payors to generate revenues at our acquired clinics.

No clinical trials of the Protocol have been undertaken and, if such trials are completed, there is no assurance that the Protocol will demonstrate any comparative advantage to standard medical approaches.

The evidence for the effectiveness of the Protocol derives from case studies that have used subjective evaluations of pain relief by patients and patient testimonials. Although we wish to undertake formal clinical trials and test the Protocol against standard medical approaches for pain relief using standardized methodology, there is no assurance that such clinical trials will ever take place due to the expense of conducting such trials. Further, clinical trials, if conducted, may not show any measurable advantage of the Protocol over standard medical approaches to pain care which could affect the marketability of the Protocol, and thus negatively impact on our ability to implement our business plan.

A lack of formal intellectual property protection for the Protocol may result in unauthorized use by physicians or clinics.

The Protocol is a trade secret and, without formal intellectual property (“IP”) protection, is vulnerable to unauthorized use. Although trade secret protection is often chosen as a means to protect IP, it leaves a company with few options to take action if a third party manages to reverse engineer or copy the trade secret. To protect our interests, we do not provide any information on the Protocol to third parties without a Non-Disclosure Agreement (“NDA”) in place. We intend to strengthen our IP protection options in due course with more onerous NDAs as well as copyright protection. We also intend to evaluate patenting certain key procedures or apparatus related to the Protocol. However, we may not be able to support the expense of taking such steps and, even after we have taken all reasonable steps to protect our IP, it is still possible that unauthorized third parties will use our IP. If such unauthorized use of our IP does occur, our ability to stop such practices may be very limited and, if so, we will likely lose some potential revenues.

In order to treat patients, the Protocol requires extensive orientation and training of personnel, which may be beyond our capabilities, or unavailable.

The Protocol involves a number of different procedures, types of personnel, products, apparatus, supplements and medications. At this time, we only have our executive officers available to provide the training needed for a clinic to adopt the Protocol. To mitigate this problem, we may seek to establish a training center at a centrally-located clinic that has the resources to accommodate mandatory training courses. Also, we may run mandatory training programs in different centers across the US to accommodate the needs of new clinics. However, the personnel needed to treat patients using the Protocol may not be available at a particular clinic. We believe we may need to engage the services of independent health care professionals to provide selected services in our acquired clinics until we are in a position to hire our own professionals. However, personnel needed to deliver the Protocol to patients may not be available in the area of our acquired clinics, which may lead to high travel and accommodation costs to have the necessary personnel available, which, in turn, could adversely affect our profitability.

If we are restricted from establishing pharmacies associated with our clinics, there will be an adverse affect on our revenues and profits.

We expect a significant portion of our revenues to come from pharmacies associated with our clinics. Although one of the clinics with which we are negotiating acquisition terms does include an associated pharmacy, we can provide no assurance that the federal, state or municipal regulations will allow a pharmacy to be established at any particular clinic we acquire in the future. If we are restricted from opening pharmacies at our clinics, our revenue and profit potential will be adversely affected.

Regulators at the federal and state level are monitoring and restricting the prescribing and use of pain medications which could have an adverse effect on our growth.

State and federal regulators are enforcing new restrictions to reduce the amount of abuse of strong and addictive pain medications, such as opiates. In some states, such as Florida, a moratorium on new licenses for pain management clinics has been put in place in an attempt to stop the illegal distribution of such medications. Such restrictions on the licensing of new clinics could have a material effect on our business because a significant component of our planned growth is expected to come from expanding our clinics into new locations within a geographical area.

We may not have exclusive control over the distribution of cash from our acquired clinics and may be unable to cause all or a portion of the cash of these clinics to be distributed to us.

We anticipate having complete or a majority ownership in the clinics we acquire. We expect agreements we execute with these clinics to provide for the distribution of available cash to us. However, it is possible that these agreements may impose limits on the ability of our acquired clinics to make distributions of cash to us. If we are unable to cause sufficient cash to be distributed from one or more of these clinics our ability to pay our obligations as they become due may be harmed.

Risks specific to our industry

Our proposed business activities are highly regulated and new and proposed government regulations or legislative reforms could increase our cost of doing business and reduce our customer base, profitability and liquidity.

Our business is subject to substantial federal state and, in many cases, municipal regulation. These laws and regulations, along with the terms of our prospective contracts and licenses, will directly or indirectly regulate how we do business, what services we offer, and how we interact with our patients, providers and funding agencies. Healthcare laws and regulations are subject to frequent change and varying interpretations. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or the issuance of new regulations could adversely affect our business by, among other things:

●           reducing the payments we receive;
●           imposing additional license, registration, or capital reserve requirements;
●           increasing our administrative and other costs;
●           forcing us to undergo a corporate restructuring;
●           increasing mandated benefits without corresponding fee increases;
●           increasing the number and type of healthcare providers and organizations with which we compete forbusiness;
●           limiting our ability to engage in inter-company transactions with our clinics;
●           forcing us to restructure our relationships with providers; or
●           requiring us to implement additional or different programs and systems.

It is possible that future legislation and regulation and the interpretation of existing and future laws and regulations could have a material adverse effect on our ability to operate under Medicare and Medicaid and to continue to serve and attract new providers and patients.

Our records and submissions to funding agencies may contain inaccurate or unsupportable coding which could cause us to overstate or understate our revenue and subject us to various penalties.

A major component of the regulatory environment is the interpretation of billing procedures established by the American Medical Association and provided in the Current Procedural Terminology (“CPT”) code set. The CPT code set describes medical, surgical, and diagnostic services and is designed to communicate uniform information about medical services and procedures among physicians, coders, patients, accreditation organizations, and payers for administrative, financial, and analytical purposes. CPT coding is similar to the International Statistical Classification of Diseases and Related Health Problems (“ICD”), a medical classification list by the World Health Organization except that CPT identifies the services rendered rather than the diagnosis on the claim. The 9th revision of the ICD (“ICD-9”) describes approximately 14,000 procedures, while the 10th revision (“ICD-10”), when implemented, will describe about 70,000 procedures. Inaccurate or unsupportable coding, inaccurate records for patients and erroneous claims could result in inaccurate fee revenue being reported. Such errors are subject to correction or retroactive adjustment in later periods and may be reflected in financial statements for periods subsequent to the period in which the revenue was recorded. We may also find that we are required to refund a portion of the revenue that we received, which, depending on its magnitude, could damage our relationship with the subject funding agency and have a material adverse effect on our results of operations or cash flows.

The Centers for Medicare and Medicaid Services (“CMS”) has expanded the pilot recovery audit contractor (“RAC”) program to a permanent nationwide program. RACs are private contractors contracting with CMS to identify overpayments and underpayments for services through post-payment reviews of claims submitted by Medicare and Medicaid providers. The Healthcare Reform Acts expands the RAC program's scope to include managed Medicare and to include Medicaid claims by requiring all states to establish programs to contract with RACs. All states were required to implement Medicaid RAC programs by January 1, 2012. In addition, CMS employs Medicaid Integrity Contractors (“MICs”) to perform post-payment audits of Medicaid claims and identify overpayments. The Healthcare Reform Acts increases federal funding for the MIC program for federal fiscal year 2011 and later years. In addition to RACs and MICs, the state Medicaid agencies and other contractors have increased their review activities. MICs are assigned to five geographic regions and have commenced audits in states assigned to those regions. It is possible that our clinics will receive letters from RAC auditors requesting repayment of alleged overpayments for services and will incur expenses associated with responding to and appealing these RAC requests, as well as the costs of repaying any overpayments. Demands for repayments can occur even if a clinic is acquired by means of an asset transfer. If we have inadequate resources to enable us to dispute and overturn such demands for overpayments, it is possible that such payments will have to be returned which could have a material adverse effect on our financial condition and results of operations.

We intend to use third party coding and billing agencies but there is no assurance that such agencies will not make coding and billing errors causing us to understate or overstate revenues, subjecting us to penalties and demands for refunds or leading to attempts to recover funds.

Interpretation of the correct billing procedures mandated by the ICD-9 and the ICD-10, when implemented, requires specific expertise. It is our intention to employ the services of qualified, third party coding and billing services to maximize billing revenues. There are a number of such third party agencies and their level of expertise and experience varies. Regardless of which agency we may use, there is no assurance that correct codes will be used which could lead to a significant reduction in revenues that may be properly claimed or a significant overpayment to us from the funding agencies. In the case of overpayments, the funding agencies will most likely demand refunds and may impose penalties which could have a material and adverse effect on our business and results of operations. In the case of underpayments, we may attempt to resubmit the billings to recover the revenues that were not claimed. There could be a substantial cost to undertake this effort which would affect our projected profitability. There is no assurance that we would be successful in receiving further payments.

If we acquire a clinic that has made coding and billing errors prior to our ownership, we would most likely be liable for those errors that led to overpayments and may be subject to penalties as well as being required to provide refunds.

Historical coding and billing errors made by a clinic prior to our acquisition, even in the case of solely an asset acquisition, may require us to provide refunds to payors and possibly pay penalties. In the case of underpayments, it is very unlikely that we would be able to collect funds that were owed to the clinic prior to our acquisition. In order to mitigate this risk, we intend to employ consultants at the due diligence stage of acquiring a clinic to conduct a compliance audit. There can be no assurance that any such compliance audit will disclose any future liabilities for overpayments that any of our clinics may have incurred.

We depend on payments from third-party payors, including government healthcare programs. If these payments decrease or do not increase as our costs increase, our operating margins and profitability would be adversely affected.

We will depend, in part, on private and governmental third-party sources of payment for the services provided to patients in our clinics. The amount our clinics receive for their services may be adversely affected by market and cost factors as well as other factors over which we have no control, including future changes to the Medicare and Medicaid payment systems and the cost containment and utilization decisions of third-party payors. Although the Health Reform Law expands coverage of preventive care and the number of individuals with healthcare coverage, the law also provides for reductions to Medicare and Medicaid program spending. It is impossible to predict how the various components of the Health Reform Law, many of which do not take effect until 2014 or later, will affect our business. Several states are also considering healthcare reform measures. This focus on healthcare reform at the federal and state levels may increase the likelihood of significant changes affecting government healthcare programs in the future.

The Budget Control Act of 2011 (“BCA”) requires automatic spending reductions of $1.2 trillion for federal fiscal years 2013 through 2021, minus any deficit reductions enacted by Congress and debt service costs. We are unable to predict how these spending reductions will be structured or how they would impact us, what other deficit reduction initiatives may be proposed by Congress or whether Congress will attempt to suspend or restructure the automatic budget cuts. We can give you no assurances that future changes to reimbursement rates by government healthcare programs, cost containment measures by private third-party payors or other factors affecting payments for healthcare services will not adversely affect our future revenues, operating margins or profitability.

If we are unable to effectively compete for physicians, contracts, patients and strategic relationships, our business would be adversely affected.

The healthcare business is highly competitive. We will be competing with other facilities, such as hospitals and private clinics, for physicians to staff our clinics, patients and to obtain contracts with funding agencies. In some of the markets in which we plan to operate, there are shortages of physicians in our targeted specialty. In addition, physicians, hospitals, payors and other providers may form integrated delivery systems that restrict physicians who may otherwise be willing to treat certain patients at our clinics on a part-time basis outside of their main employment. These restrictions may impact our clinics and the medical practices of physicians with whom we may otherwise enter into service agreements. Some of our competitors may have greater resources than we do, including financial, marketing, staff and capital resources, have or may develop new technologies or services that are attractive to physicians or patients, or have established relationships with physicians and payors.

We may also be competing in the future with public and private companies in the development and acquisition of ASCs. Further, many physician groups develop ASCs without a corporate partner. We can give you no assurances that we will be able to compete effectively in any of these areas.

If any physicians with whom we are negotiating to acquire their clinics are retiring and not able or willing to remain with the clinic to assist with the transition of patient care to new physicians, our projected revenues and profits will be adversely affected.

Competition for physicians will be a particularly acute problem for us if retiring physicians cannot or will not stay to assist us with the orientation and training of replacement physicians. We would like to retain incumbent physicians for two years but if we are unable to do so, extra demands will be placed on us for orientation and training. This will have an adverse effect on our revenues and will increase our expenses for recruitment and we may need to fill vacancies with existing personnel from other locations.

Competition for the acquisition of new clinics and other factors may impede our ability to acquire clinics and may inhibit our growth.

We anticipate that the future growth of our business will be dependent upon our successful acquisition of clinics. The success of this strategy depends upon our ability to identify suitable acquisition candidates, reach agreements to acquire these clinics, obtain necessary financing on acceptable terms and successfully integrate the operations of these businesses. In pursuing acquisition opportunities, we may compete with other companies that have similar growth strategies. Some of these competitors are larger and have greater financial and other resources than we have. This competition may prevent us from acquiring clinics that could generate substantial revenues for our business.

If we fail to comply with applicable laws and regulations, we could suffer penalties or be required to make significant changes to our operations.

We will be subject to many laws and regulations at the federal, state and local government levels in the jurisdictions in which we operate. These laws and regulations require that our clinics and our operations meet various licensing, certification and other requirements, including those relating to:

•	physician ownership of our clinics;
•	our and our clinics’ relationships with physicians and other referral sources;
•	approvals and other regulations affecting the acquisition of clinics, capital expenditures or the addition of services;
•	the adequacy of medical care, equipment, personnel, and operating policies and procedures;
•	qualifications of medical and support personnel;
•	maintenance and protection of records;
•	billing for services by healthcare providers, including appropriate treatment of overpayments and credit balances;
•	privacy and security of individually identifiable health information; and
•	environmental protection.

If we fail to comply with applicable laws and regulations, we could suffer civil or criminal penalties, including the loss of our licenses to operate and our ability to participate in Medicare, Medicaid and other government sponsored and third-party healthcare programs. CMS has enacted additional conditions for coverage that ASCs must meet to enroll and remain enrolled in Medicare, and a number of states have adopted or are considering legislation or regulations imposing additional restrictions on or otherwise affecting ASCs, including expansion of certificate of need requirements, restrictions on ownership, taxes on gross receipts, data reporting requirements and restrictions on the enforceability of covenants not to compete that affect physicians. Different interpretations or enforcement of existing or new laws and regulations could subject our proposed practices to allegations of impropriety or illegality, or require us to make changes in our proposed operations, facilities, equipment, personnel, services, capital expenditure programs or operating expenses. We can give you no assurances that current or future legislative initiatives, government regulation or judicial or regulatory interpretations thereof will not have a material adverse effect on us, subject us to fines or penalties, or reduce the demand for our services.

If a federal or state agency asserts a different position or enacts new laws or regulations regarding illegal remuneration or other forms of fraud and abuse, we could suffer penalties or be required to make significant changes to our operations.

The federal anti-kickback statute prohibits healthcare providers and others from soliciting, receiving, offering or paying, directly or indirectly, any remuneration with the intent of generating referrals or orders for services or items covered by a federal healthcare program. The anti-kickback statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by case law or regulations. Courts have found a violation of the anti-kickback statute if just one purpose of the remuneration is to generate referrals, even if there are other lawful purposes. Furthermore, the Health Reform Law provides that knowledge of the law or intent to violate the law is not required to establish a violation of the anti-kickback statute. Violations of the anti-kickback statute may result in substantial civil or criminal penalties and exclusion from participation in the Medicare and Medicaid programs. Exclusion from these programs would result in significant reductions in revenue and would have a material adverse effect on our business.

HHS has published regulations that outline categories of activities that are deemed protected from prosecution under the anti-kickback statute.  In addition, many of the states in which we intend to operate also have adopted laws, similar to the anti-kickback statute, that prohibit payments to physicians in exchange for referrals, some of which apply regardless of the source of payment for care. These statutes typically impose criminal and civil penalties as well as loss of license.

In addition to the anti-kickback statute, HIPAA provides for criminal penalties for healthcare fraud offenses that apply to all health benefit programs, including the payment of inducements to Medicare and Medicaid beneficiaries in order to influence those beneficiaries to order or receive services from a particular provider or practitioner. Federal enforcement officials have numerous enforcement mechanisms to combat fraud and abuse, including the Medicare Integrity Program and an incentive program under which individuals can receive up to $1,000 for providing information on Medicare fraud and abuse that leads to the recovery of at least $100 of Medicare funds. In addition, the Deficit Reduction Act of 2005 creates an incentive for states to enact false claims laws that are comparable to the federal False Claims Act. Federal enforcement officials have the ability to exclude from Medicare and Medicaid any investors, officers and managing employees associated with business entities that have committed healthcare fraud.

Providers in the healthcare industry have been the subject of federal and state investigations, and we may become subject to investigations in the future.

Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including referral and billing practices. Further, the federal False Claims Act permits private parties to bring "qui tam" whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions.

From time to time, the OIG and the Department of Justice have established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Some of our proposed activities could become the subject of governmental investigations or inquiries. For example, we may have significant Medicare billings and we may enter into joint venture arrangements involving physician investors. In addition, as we employ executives and managers, some may have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation. If so, these executives and managers could be included in governmental investigations or named as defendants in private litigation. A governmental investigation of us, our executives or our managers could result in significant expense to us, as well as adverse publicity.

We are unable to predict the impact of the Health Reform Law, which represents significant change across the healthcare industry.

The Health Reform Law represents significant change to the healthcare industry. It will change how healthcare services are covered, delivered, and reimbursed through expanded coverage of previously uninsured individuals and reduced government healthcare spending, reform certain aspects of health insurance, expand existing efforts to tie Medicare and Medicaid payments to performance and quality and strengthen fraud and abuse enforcement. On June 28, 2012, the United States Supreme Court upheld the constitutionality of key provisions of the Health Reform Law but struck down provisions that would have allowed the Department of Health and Human Services to penalize states that do not implement the Medicaid expansion provisions of the law with the loss of existing federal Medicaid funding. It is unclear how many states will decline to implement the Medicaid expansion and what the resulting impact will be on the number of uninsured individuals. Implementation of the Health Reform Law could be delayed or even blocked due to efforts to repeal or amend the law, and the law remains subject to court challenges on certain issues. Thus, it is not clear at this time what the full the impact of the Health Reform Law will be and what effect the legislation will have on ASCs or the healthcare industry as a whole.

If regulations or regulatory interpretations change, we may be obligated to buy out interests of physicians who retain equity in any clinics in which we have the majority interest.

We expect that we will acquire complete ownership of most of the clinics that we choose to purchase either through share or asset purchases although in some cases, the selling physician or physicians may retain a minority interest. If certain regulations or regulatory interpretations change, we may be obligated to purchase some or all of the non-controlling interests of the physician partners. The regulatory changes that could trigger such obligations include changes that:

•	make the referral of Medicare and other patients to our clinics by physicians affiliated with us illegal;
•	create the substantial likelihood that cash distributions from limited liability companies to the affiliated physicians will be illegal; or
•	cause the ownership by the physicians of interests in limited liability companies to be illegal.

The cost of repurchasing these non-controlling interests would be substantial if a triggering event were to result in simultaneous purchase obligations at a substantial number or at all of our clinics. We anticipate that the purchase price to be paid in such event would be determined by a predefined formula set out in a shareholders’ agreement, which also provide for the payment terms, generally over a period of time. There can be no assurance, however, that our existing capital resources would be sufficient for us to meet the obligations, if they arose, to purchase these non-controlling interests held by physicians. The determination of whether a triggering event has occurred generally would be made by the concurrence of our legal counsel and counsel for the physician partners or, in the absence of such concurrence, by a nationally recognized law firm having an expertise in healthcare law jointly selected by both parties. Such determinations therefore would not be within our control. The triggering of these obligations could have a material adverse effect on our financial condition and results of operations. While we will ensure, to the best of our abilities that physician ownership of an interest in any clinic is in compliance with applicable laws, we can give no assurances that legislative or regulatory changes would not have an adverse impact on us. From time to time, the issue of physician ownership in ASCs is considered by some state legislatures and federal and state regulatory agencies.

Risks Related to Our Securities

Our stock price may be volatile or may decline regardless of our operating performance, and you may lose part or all of your investment.

While there is no current market for our common stock, when a market develops, the market price of our common stock may fluctuate widely in response to various factors, some of which are beyond our control, including:

•	market conditions or trends in the healthcare industry or in the economy as a whole;
•	actions by competitors;
•	actual or anticipated growth rates relative to our competitors;
•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
•	economic, legal and regulatory factors unrelated to our performance;
•	any future guidance we may provide to the public, any changes in such guidance or any difference between our guidance and actual results;
•	changes in financial estimates or recommendations by any securities analysts who follow our common stock;
•	speculation by the press or investment community regarding our business;
•	litigation;
•	changes in key personnel; and
•	future sales of our common stock by our officers, directors and significant shareholders.

In addition, the stock markets, including the over-the-counter markets in which we anticipate our common stock being quoted, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These broad market fluctuations may materially affect our stock price, regardless of our operating results. Furthermore, the market for our common stock historically has been limited and we cannot assure you that a larger market will ever be developed or maintained. The price at which investors purchase shares of our common stock may not be indicative of the price that will prevail in the trading market. Market fluctuations and volatility, as well as general economic, market and political conditions, could reduce our market price. As a result, these factors may make it more difficult or impossible for you to sell our common stock for a positive return on your investment. In the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources and the attention of management could be diverted from our business.

Shares of our common stock when trading,  may  lack a significant trading market, which could make it more difficult for an investor to sell our common stock.

Shares of our common stock are not yet eligible for trading on any national securities exchange and are not currently quoted in the over-the-counter market. We anticipate applying for the quotation of our common stock on the OTC Markets-OTCQB. We have not yet engaged a market maker to assist us to apply for such quotation, and there can be no assurance of that we will meet the applicable requirements or such application will be granted. There is no assurance that an active trading market in our common stock will develop, or if such a market develops, that it will be sustained. In addition, there is a greater chance for market volatility for securities quoted in the over-the-counter markets as opposed to securities traded on a national exchange. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, or to obtain coverage for significant news events concerning us, and our common stock could become substantially less attractive for investment by financial institutions, as consideration in future capital raising transactions or for other purposes.

Future sales of shares of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock in the market after our stock commences trading. In addition, if our significant shareholders sell a large number of shares, or if we issue a large number of shares, the market price of our stock could decline. Any issuance of additional common stock, or warrants or options to purchase our common stock, by us in the future would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount or a premium to the then-current trading price of our common stock. Moreover, the perception in the public market that shareholders might sell shares of our stock or that we could make a significant issuance of additional common stock in the future could depress the market for our shares. These sales, or the perception that these sales might occur, could depress the market price of our common stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

We could issue additional common stock, which might dilute the book value of our common stock.

Our Board of Directors has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Our certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.0001 per share. As of October 18, 2013, there were 158,500,000 authorized and unissued shares of our common stock available for future issuance, based on 41,500,000 shares of our common stock outstanding. Although we have no commitments as of the date of this report to issue our securities, we may issue a substantial number of additional shares of our common stock or debt securities to complete a business combination or to raise capital. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our common stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock. These issuances would dilute your percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote, and might dilute the book value of our common stock. You may incur additional dilution if holders of stock options and warrants, whether currently outstanding or subsequently granted, exercise their options or warrants to purchase shares of our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules apply to issuers whose common stock does not trade on a national securities exchange and trades at less than $5.00 per share, or that have a tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC that contains the following information:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;

•	a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the “bid” and “ask” prices;
•	a toll-free telephone number for inquiries on disciplinary actions;
•	definitions of any significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	such other information and is in such form (including language, type, size and format), as the SEC shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer with the following information:

•	bid and offer quotations for the penny stock;
•	compensation of the broker-dealer and our salesperson in the transaction;
•	number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer’s account.

The penny stock rules further require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks and a signed and dated copy of a written suitability statement.

Due to the requirements of the penny stock rules, many broker-dealers have decided not to trade penny stocks. As a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Moreover, if our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We do not anticipate paying dividends in the foreseeable future, and, accordingly, any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. We intend to follow a policy of retaining all of our earnings to finance the development and execution of our strategy and the expansion of our business. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Safe Harbor Declaration

The comments made throughout this report should be read in conjunction with our financial statements and the notes thereto, which are filed as an exhibit to this report and incorporated herein by reference, and other financial information appearing elsewhere in this report. In addition to historical information, the following discussion and other parts of this report contain certain forward-looking information. When used in this discussion, the words, “believes,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from projected results, due to a number of factors beyond our control. We do not undertake to publicly update or revise any of its forward-looking statements, even if experience or future changes show that the indicated results or events will not be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are also urged to carefully review and consider our discussions regarding the various factors that affect the company’s business, which are described in this section and elsewhere in this report.

Overview

Our company was incorporated as OICco Acquisition I, Inc. on July 24, 2009 under the laws of the State of Delaware, to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. On November 15, 2012, we closed an Acquisition Agreement with Imperial Automotive Group. At the closing of the Exchange Agreement, Imperial Automotive Group, Inc. became our wholly-owned subsidiary and we acquired the business and operations of Imperial Automotive Group, Inc. (“IAG”).

Later, we decided not to pursue the business opportunity presented by IAG. In July, 2013, the 40,000,000 common shares issued to IAG shareholders were returned to us. IAG remains as our subsidiary.

On May 29, 2013, we entered into a Share Exchange Agreement and Plan of Reorganization (“the Exchange Agreement”) with Champion Pain Care Corp. (“CPCC” or the “Company”). The Exchange Agreement contains customary representations, warranties, and conditions. Pursuant to the Share Exchange Agreement, 31.5 Million our shares were exchanged for all of the shares of CPCC and CPCC became our wholly owned subsidiary.

CPCC, located at 48 Wall Street, 10th Floor, New York, NY 10005, is incorporated in Nevada and, prior to the closing of the Exchange Agreement, was a wholly-owned subsidiary of Champion Care Corp., a Canadian company registered in the Province of Ontario (“Champion Toronto”). CPCC has the right to market and implement the proprietary Champion Pain Care Protocol (“the Protocol”), developed by ChampionToronto, in specialized pain management practices across the US. As a result of the Share Exchange, Champion Toronto owns 70% of our issued and outstanding shares.

The Protocol is a new, proprietary medical approach for the treatment and management of chronic pain and has been used for the treatment of patients in clinics in Toronto, Canada and in Ohio. We are now introducing the Protocol to clinics which specialize in pain management. We are seeking acquisition agreements with such clinics but will also consider licensing or joint venture agreements. We have identified approximately 1,500 private medical practices in the US that provide pain management services to their patients. It is our intention to deliver the Protocol through as many qualified clinics in the US as possible and to secure accreditation for the Protocol at each clinic through CARF International (“CARF”), an organization that provides accreditation for Medical Rehabilitation, including pain management therapies. CARF accreditation provides evidence to patients and funding agencies that a standardized service will be provided in all clinics that adopt the Protocol.

More information is available on our website at www.championpaincare.com.

Critical Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company have been prepared by the Company in accordance with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party..

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using treasury stock method, and convertible preferred stock using the if-converted method. There is no potential dilutive security as of June 30, 2013.

Sources of revenues

At the time of this report, we have no revenues but after we complete an acquisition of at least one clinic we do expect to be generating revenues.

Results of Operations

There were no operations prior to the date of this report. We are showing a loss of $207,620. Assets are $100 cash deposited with the Bank of America to open an account. Liabilities are $207,720 and we are showing stockholders’ deficit of $207,620.

Results for the 5 months ended June 30, 2013

Net Sales

We had no sales for the period.

Cost of sales

We had no cost of sales for the period.

Gross Profit or Loss

We had no gross profit or loss for the period.

Operating Expenses

Operating expenses of $207,620 were incurred. These expenses consisted of $4,825 for legal fees incurred for assisting us with the Exchange Agreement, preparing investment documents and general legal counsel. Under the Services Agreement between CPCC and Champion Toronto, expenses of $202,795 were incurred for services provided by Champion Toronto for our incorporation, management of our affairs leading up to the Exchange Agreement, payment of direct costs of $40,775 to the principals and creditors of OICco and $15,000 to the agent that identified OICco as a suitable target for the Exchange Agreement.

Other Income (Expense)

We had no other income or expense for the period.

Net Income

We had a loss of $207,620 for the period.

Liquidity and Capital Resources

Results for the 5 months ended June 30, 2013

During the period, we used no cash and, as of June 30, 2013, we had working capital deficit of $207,520.

We are actively looking for equity and debt financing to settle our current and future liabilities and to accomplish our plans but there is no assurance that it will be able to do so in the future.

Off-Balance sheet arrangements

We are not aware of any off-balance sheet transactions requiring disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information as of the date of this report regarding the number and percentage of our Common Stock (being our only voting securities) beneficially owned by each officer, director, each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to own 5% or more of our Common Stock, and all officers and directors as a group.

Name of Beneficial Owner of Shares	Class	Shares	Percent of Class

Champion Care Corp.	Common Stock	31,500,000	70.0%
307 - 208 Evans Avenue Toronto, ON, Canada, M8Z 1J7

Joshua Sisk	Common Stock	4,000,000	8.9%
44412 8th Street, SW Vero Beach, FL 32968

Unless otherwise indicated, we have been advised that all individuals or entities listed have the sole power to vote and dispose of the number of shares set forth opposite their names. For purposes of computing the number and percentage of shares beneficially owned by a security holder, any shares which such person has the right to acquire within 60 days of the date of this report are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other security holder.
We currently do not maintain any equity compensation plans. We are not aware of any arrangements that could result in a change in control of the company.

MANAGEMENT

Our executive officers and directors after completion of the Exchange Agreement are as follows:

Name	Position	Age

Terrance Owen	CEO and Director	67
Jack Fishman	President and Director	56
Emil Schiller	COO and Director	58

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. Each executive officer is a full time employee. Our directors hold office for one-year terms or until their successors have been elected and qualified. There are no family relationships between any of our directors, executive officers or other key personnel and any other of our directors, executive officers or key personnel. There are no arrangements or understandings between any of our directors or executive officers and any other persons pursuant to which such director or executive officer was selected in that capacity.

Terrance Owen, CEO and Director

Dr. Owen obtained a BSc (Honours) in Biology from the University of Victoria in1968, a MSc in Biology from the University of New Brunswick in 1970, a PhD in Zoology from the University of British Columbia in 1974 and a MBA from Simon Fraser University, British Columbia in 1991. From 2000 to 2013, Dr. Owen was the President, CEO & Director of ALDA Pharmaceuticals Corp. and serves as a Director and on the audit committees of a number of other public companies that are listed on the TSX Venture Exchange. From December, 1980 to April 2002, Dr. Owen was the President of Helix Biotech ULC, a laboratory providing DNA identity testing services for paternity, immigration and forensic cases. He was the President and a director of Helix BioPharma Corp. from July, 1995 to June, 1998. Dr. Owen has been advising Champion Toronto since April, 2012 and was appointed as our CEO in July, 2013.

Jack Fishman, President and Director

Mr. Fishman is one of our co-founders and leads the development and the integration of corner office strategy to front line solutions. Mr. Fishman has a successful 22-year career track record of business growth, innovation and experience in general management, sales and marketing. He has provided strategic leadership for a diverse range of major corporations and has helped develop and launch new consumer award winning business initiatives for Snap-On-Tools and Honda. He is often sought out for keynote speeches at marketing conferences, most recently the National Public Relations Conference. He has been with Champion Toronto since its formation in and was appointed as our President and as a Director on our incorporation date.

Emil Schiller, COO and Director

Mr. Schiller is a co-founder of the Company. Under his leadership, his operational and team building programs have benefited a number of companies. Mr. Schiller is responsible for financial, operational, planning and distribution systems. Mr. Schiller is a seasoned executive with more than 22 years of international business experience. He has a broad range of high-level management experience within several industries. He has an extensive business background, having initiated several culture change initiatives, including the introduction of quality improvement programs to ensure consistent delivery of standards of excellence for major retail chains across North America. He has also been with Champion Toronto since its formation in and was appointed as our COO and as a Director on our incorporation date.

Involvement in certain legal proceedings

During the past ten years, none of our directors or executive officers has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•
subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

None of our directors, executive officers or affiliates, or any beneficial owner of 5% or more of our common stock, or any associate of such persons, is an adverse party in any material proceeding to, or has a material interest adverse to, us or any of our subsidiaries.

Director Independence

Our Board of Directors is currently comprised of three directors, Dr. Owen, Mr. Fishman and Mr. Schiller, none of whom qualify as “Independent” directors for the purposes of the NASDAQ listed company standards currently in effect and all applicable rules and regulations of the SEC.

Code of Ethics

We have not adopted a Code of Ethics given our limited operations. We expect that we will be doing so at our earliest opportunity.

EXECUTIVE COMPENSATION

Executive compensation

To date, no compensation has been paid to any of our executives. We do not expect to establish employment agreements with our Canadian executives due to restrictions on citizens of foreign countries receiving compensation directly from US companies. Rather, we will establish a Services Agreement with Champion Toronto so that Champion Toronto will provide the management services of our executives through Champion Toronto. As executives who are US citizens are employed, we expect to set up employment agreements and incentive programs.

Compensation of Directors

To date, no compensation has been paid to any of our directors. In the future, we do not expect to compensate non-independent directors but we will consider compensation for any independent directors who are appointed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Exchange Agreement

On May 29th 2013, we entered into the Exchange Agreement with CPCC, a wholly owned subsidiary of Champion Toronto. Terrance Owen, Jack Fishman and Emil Schiller are the Directors and Executive Officers of both CPCC and Champion Toronto. On completion of the Exchange Agreement, Champion acquired a 70% interest in our company with the issuance of 31,500,000 our shares to Champion Toronto in exchange for 100% of the shares of CPCC which became our wholly owned subsidiary. Messrs. Owen, Fishman and Schiller also became Directors and Executive Officers of our company as well.

Other material agreements

Champion license agreement

CPCC and Champion Toronto entered  into a license agreement dated February 1, 2013, (“the License Agreement”) in which  Champion Toronto provides CPCC with the exclusive  rights to market and implement the Protocol in the United States (“the Territory”).

The material terms of the License Agreement area as follows.

Champion Toronto provides CPCC with the exclusive right to any of Champion Toronto’s knowhow and trademarks and the right to (i) enter into licensing, joint venture and acquisition agreements with clinics that provide pain management services under the direction of physicians who are properly licensed to practice medicine and qualified to treat patients using the Protocol in the Territory; (ii) establish pharmacies that will be within or associated with clinics acquired by Licensor as permitted by the regulations enforced by the applicable governments within the Territory;  and (iii) take such steps that are deemed necessary to develop the business of pain management in the Territory.

The License Agreement is subject to the laws of Ontario, Canada and the initial term is five years with automatic renewals for new 5 year terms unless the agreement is otherwise terminated.

Champion Toronto has received 10,000 shares of CPCCand  is entitled to a royalty of 10% of all Net Sales in the Territory meaning the amount of sales generated after the deduction of refunds, discounts, rebates and other reductions.

On completion of the Exchange Agreement, Champion Toronto, as our majority shareholder, would cause our Board of Directors to enter into a new license agreement containing standard representations and warranties as to royalties, remedies, termination, provisions for non-competition, non-solicitation, non-disclosure and ownership of developments, discoveries and new intellectual property and would cause the name of OICco to be changed to Champion Pain Care Corp.

Champion services agreement

CPCC and Champion entered  into a services  agreement dated February 1, 2013 with an effective date of December 1, 2012 (“the Service Agreement”)  in which Champion will provide management services to us in exchange for fees and for reimbursement of the costs incurred by Champion.

The material terms of the Services Agreement area as follows.

•	To assist CPCC with the implementation of the License Agreement, Champion Toronto has been or will be providing the following services and any other services to which the parties mutually agree.

•
Provide training for the Protocol, for all of the Territory as defined in the License Agreement, through health care practitioners selected by Champion Toronto who are properly licensed to practice medicine and qualified to treat patients using the Protocol in the Territory.

•	Establish ‘clinical excellence’ that will be within or associated with the clinics acquired by CPCC as permitted by the regulations enforced by the applicable governments within the Territory.
•	Take any other actions that are required to develop the business of pain management in the Territory.
•	Oversee all marketing activities for the Protocol in the Territory.
•	Provide management for all administrative, financial, and technical matters.
•
Oversee the public listing process for CPCC including, identifying a suitable public company vehicle, ensuring complete regulatory compliance, listing on the OTC Market and registration of the shares for trading.

The License Agreement is subject to the laws of Ontario, Canada and the initial term is five years.

The fee structure is as follows.

Champion Toronto is pleased to provide the above described services to CPCC beginning December 1, 2012 through November 30, 2018. All fees are in U.S. funds. Taxes, if applicable, are additional. Monthly fees subject to change upon sixty (60) day written notice.

•	Upon signing of the Services Agreement; $10,000
•	January 1, 2013; $10,000
•	Base payable the first of each month for the term of the agreement $10,000
•	In addition to the Base, an hourly rate; $ 400
•	Bonuses for clinic acquisitions as follows.
-	$10,000 plus 50,000 shares for each clinic that is acquired
-	$50,000 plus 200,000 shares for every ten (10) clinics that are acquired
•	Reimbursement of direct expenses

We expect that we will enter into a more comprehensive Services Agreement with Champion Toronto at the same time as we enter into a more comprehensive License Agreement.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Our authorized capital consists of 200,000,000 shares of common stock at a par value of $0.0001per share. We have no other authorized class of stock.

Capital Stock Issued and Outstanding

As of June 30, 2013, 5,000,000 shares of our common stock were issued and outstanding. On completion of the Exchange Agreement, an additional 40,000,000 shares of our common stock were issued to bring the total issued and outstanding to 45,000,0000 share of our common stock. Of these new shares, 31,500,000 were issued to Champion Toronto according to the terms of the Exchange Agreement. Effective October 18, 2013, concurrent with the completion of the Exchange Agreement, 8,500,000 of our common shares were issued to 12 individuals for past services rendered.

After completion of the Exchange Agreement, there were approximately 51 shareholders of record of our common stock. Some shares of our common stock are held in street or nominee name by brokers and other institutions on behalf of shareholders and we are unable to estimate the total number of share represented by these record holders.

As of the date of this report, we have no options or warrants outstanding to purchase any capital stock or securities convertible into capital stock.

Description of Common Stock

The holders of common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stock Matters

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

No shares of our common stock are subject to outstanding options or warrants to purchase, or securities convertible into own shares of common stock.  We have no plans currently to publicly offer any of our securities.

Dividends

Dividends may be declared and paid out of legally available funds at the discretion of our Board of Directors. We do not anticipate or contemplate paying dividends on our common stock in the foreseeable future. The timing, amount and form of dividends, if any, will depend on, among other things, our results of operations, financial condition, cash requirements and other factors deemed relevant by our Board of Directors. We currently intend to utilize all available funds to develop our business.

Securities Authorized for Issuance under Equity Compensation Plan

In 2012, we did not have a formal equity compensation plan in effect nor did we grant any equity-based compensation awards.

Transfer Agent and Registrar

The transfer agent for our common stock is Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301
Clearwater, Florida 33760 and the telephone number is (727) 289-0010.

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Item 3.02 Unregistered Sale of Equity Securities

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

On October 18, 2013, pursuant to the Exchange Agreement, we issued 31,500,000 shares of our common stock to Champion Toronto, which was the shareholder of CPCC, in exchange for all of the outstanding capital stock of CPCC. The issuance of our common stock to Champion Toronto was exempt from the registration requirements of the Securities Act pursuant to Section 492 for the offer and sale of securities not involving a public offering. These shares of our common stock have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration requirements.

Effective October 18, 2013, concurrent with the completion of the Exchange Agreement, 8,500,000 of our common shares were issued to 12 individuals for past services rendered.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On October 18, 2013, as of the closing of the Exchange Agreement and concurrent transactions set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference, Mr. Miguel Dotres resigned as our President, Secretary, Treasurer and Director. Terrance Owen, Jack Fishman and Emil Schiller were subsequently appointed as Directors and as a result became the sole members of our Board of Directors.

There are no family relationships between any of our directors, executive officers or other key personnel. There have been no transactions in which we have been involved in which any of our directors or officers had or will have a direct or indirect material interest other than the ownership of 31,500,000 of our shares by Champion, a company that also has appointed Messrs. Owen, Fishman and Schiller as directors and officers.

Item 8.01 Other events

Effective October 18, 2013, concurrent with the completion of the Exchange Agreement, 8,500,000 of our common shares were issued to 12 individuals for past services rendered.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The audited financial statements of CPCC, for the period from  the date of  its incorporation on January 31, 2013 to June 30, 2013 in including the notes to such financial statements, are incorporated herein by reference and attached as an exhibit hereto.

(b) Pro forma financial information

The accompanying pro forma combined balance sheet presents the accounts of OICCo as if the acquisition of CPCC occurred on June 30, 2013. The accompanying pro forma consolidated statements of expenses present the accounts of OICCo and CPCC for the six months ended June 30, 2013, and for the year ended December 31, 2012, as if the acquisition occurred on January 31, 2013, and January 1, 2012, for the purpose of the statements of expenses, respectively. For accounting purposes, the transaction is being accounted for as a recapitalization of OICCo because CPCC’s shareholder will own the majority of the shares and will exercise significant influence over the operating and financial policies of the consolidated entity and OICCo was a non-operating public shell prior to the acquisition. The pro forma financial statements are incorporated herein by reference and attached as an exhibit hereto.

(c) Shell company transactions

Reference is made to Item 9.01 (a) of this report and the exhibit referred to therein, which are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of OICCo Acquisition Inc. (Incorporated herein by reference to Exhibit 3.a to the Company’s Registration on Form S-1 (File No. 333-162084) filed on September 23, 2009)
3.2	Bylaws of OICCo. Acquisition Inc. (Incorporated herein by reference to Exhibit 3.b to the Company’s Registration on Form S-1 (File No. 333-162084) filed on September 23, 2009)
3.3	Bylaws of Immudyne, Inc. as currently in effect(Incorporated herein by reference to Exhibit 3.3 to the Company’s Registration on Form S-1 (File No. 333-184487) filed on October 18, 2012)
10.1
Exchange Agreement by and between OICco, Joshua G. Sisk and Liberty Electric dated September 6, 2011 (Incorporated herein by reference to Exhibit 10.1 to the Company’s Post Effective Amendment on Form S-1 (File No. 333-162084) filed On November 30, 2011)

10.2
Addendum to Exchange Agreement by and between OICCo, Joshua G. Sisk and Liberty Electric dated September 7, 2011 (Incorporated herein by reference to Exhibit 10.2 to the Company’s Post Effective Amendment on Form S-1 (File No. 333-162084) filed On November 30, 2011)

10.3
Exchange Agreement by and between OICCo and Imperial Automotive Group, Inc. dated October 14, 2011 (Incorporated herein by reference to Exhibit 10.3 to the Company’s Post Effective Amendment on Form S-1 (File No. 333-162084) filed On November 30, 2011)

10.4	Share Exchange Agreement and Plan of Reorganization by and between OICCo and Champion Pain Care Corp., dated May 25, 2013
10.5	License Agreement by and between Champion Pain Care Corp. (Toronto) and Champion Pain Care Corp. (Nevada) dated February 1, 2013
10.6	Services Agreement by and between Champion Pain Care Corp. (Toronto) and Champion Pain Care Corp. (Nevada) dated February 1, 2013
21.1	Subsidiaries of OICCo
99.1	Audited consolidated financial statements of Champion for the six months ended January 31, 2013
99.2	Unaudited pro forma financial statements of OICCo and Champion as of June 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OICCO ACQUISITION I, INC.
(Registrant)
Date:	October 23, 2013	By:	/s/ Terrance Owen
		Name:	Terrance Owen
		Title:	Chief Executive Officer